First Republic Bank

LENDER'S COMMERCIAL INSTRUCTIONS

Date: November 22, 2019
Borrower: ARK7 Properties LLC

Loan no. 23-646073-7
This loan is a Purchase

Property Address: 2924 Mabel Street, Berkeley, CA 94702

Vesting on Deed of Trust/Mortgage: ARK7 Properties LLC, a Delaware limited liability company

Property #2 Address: 3102 California,Berkeley,CA,94703
If applicable, see vesting for Property #2 on Addendum.

Property #3 Address: ______
If applicable, see vesting for Property #3 on Addendum.

Escrow Company/Attorney:	Title Company:
Old Republic Title	Old Republic Title
601 California St. Suite 900	601 California St. Suite 900
San Francisco, CA 94108	San Francisco, CA 94108
Attn: Annie Nobilione	Attn: Annie Nobilione
Re: 0224049516-AN	Re: 0224049516
Phone: 415-421-9770 or:	Phone: 415-421-9770 or:
Fax: 415-788-4237 or:	Fax: 415-788-4237 or:
E-Mail: ANobilione@ortc.com	E-Mail:

Date of Note/Deed of Trust/Mortgage:	11/22/19		
First Payment Date:	1/1/20	Maturity Date:	12/1/2029
Interest Rate:	3.500 %	Term:	120
Loan Amount	1,512,500.00		

Monthly Payment		
Principal/Interest	$	6,835.14
Impounds: Tax	$	
Insurance	$	
MI	$	
Flood	$	
Total Monthly Payment	$	6,835.14

NOTE: Borrowers must sign loan documents EXACTLY as their names are typed.
Borrowers must sign: 11/26/19 and can be reached at: (h) (w):
Rate Lock Expires 12/24/19
Documents Expire: 11/30/19 Expected Funding 11/27/19 Expected Closing: 11/27/19

X Acknowledgment copy of our Lender's Instructions
X Note: Rider(s):
Automatic Debit Addendum,
____ Line of Credit Note ____ Line of Credit Agreement
X Deed of Trust/Mortgage (To be notarized and recorded) in the amount of $ 1,512,500.00
Rider(s) - to be recorded with the Deed of Trust/Mortgage:
____ Environmental X Other: Legal Description,
____ Assignment of Leases (to be notarized and recorded)
____ Request for Notice of Default and Request for Notice of Delinquencies - To be notarized and recorded. Mail a copy certified mail with $40.00 to: ______

X Miscellaneous Representations (includes 1098/1099 Payer of Record, Compliance Agreement, Impound Account Election and Billing Address Confirmation)
____ Signature Card ____ Corporate Resolution ____ Certificate of General Partners ____ LLC Resolution to Borrow
____ Continuing Guaranty X Agreement to Provide Insurance X Environmental Indemnity Agreement
____ Guarantor's Compliance Agreement
____ Authorization for Automatic Mortgage Payment X Other:
LLC Resolution, Corporation Resolution, Continuing Guaranty, Property Compliance Agreement

____ Typed Loan Application ____ Multi-Family ____ Income-Producing Real Estate. If there is more than 1 party to this transaction, financial information (1003 form) of one party must not be shared with the other party (except joint applications).
Attachments: ____ R.E. Schedule ____ Handwritten Application
____ Certification of Tax Returns, Financials and Form 4506.
X Title to attach the Legal Description(s) to our Deed of Trust/Mortgage and other required documents with "Legal Description" exhibit.
You are authorized to record our Deed of Trust/Mortgage in 1ST lien position and request funds upon complying with the following instructions:

1. We require an Extended ALTA (2006) Policy Lender's form, showing title vested in the name of the Borrower as it appears on our Deed of Trust/Mortgage with endorsements: 8.1, 100, 111.5, 116 , in the amount of $ 1,512,500.00 on the property described in your preliminary title report dated 9/30/19 free from encumbrances and liens except for: 1 (2nd inst), 2-4 if current, 7 as tenants only

Please provide 103.1 endorsement for items no. ______
100.12 for: ______
and/or endorsement(s) ______

On the schedule "A" the name of the insured should read: First Republic Bank, ,its successors and/or assigns as their interest may appear.
See next page for more instructions.

Taxes must be paid as follows: 1 (1st inst)

Please pay off items numbered: 5

Item no. ________ may remain in ________ lien position and Item No. ________ may remain in ________ lien position as long as no modification to said lien is made prior to close of escrow.

2. **The following items marked below must be enclosed with your funding request package and must be approved by Lender prior to funding:**

- X Certified copy of Buyer's/Borrower's Seller's Instructions or HUD Statement
- X Certified copies of the Deed of Trust/Mortgage
- Rider(s) - to be recorded with the Deed of Trust/Mortgage:
  - ____ Environmental X Other: Legal Description,
- X Evidence of Fire Insurance ____ Flood Insurance X Public Liability - See Following Page for Instructions
- X Grant Deed
- ____ Certified Copy of Request for Notice of Default and Notice of Delinquencies
- ____ Certified Copy of Assignment of Leases
- ____ Other:

3. **Please collect the following from the Borrower(s):**

- X Your fees, as required
- ____ $40.00 for the Request for Notice of Delinquencies
- ____ A check for our fees in the amount of $________, made payable to Lender FIRST REPUBLIC BANK. (See paragraph 8 below for breakdown of fees).
- ____ Borrower to open First Republic Account (Collect Check in the amount of ________ or Net Fund - See Below)
- ____ Other (to be included with the original loan package):

4. We require the following items within THREE (3) business days of closing: ALTA Policy and Certified Copy of HUD-1 (Final Closing Statement). HUD-1 must include appraiser's name as follows.

Liani Moore

5. For TABLE CLOSINGS: We require the executed documents within the lesser of 48 hours after closing OR ratelock expiration: 12/24/19 Our original loan documents are not to leave your office (or any branch of your company) with Borrower(s) or any agent representing the Borrower(s). The enclosed documents cannot be altered without FIRST REPUBLIC's approval

6. We will NOT ACCEPT a power of attorney signature on loan documents.

7. Purchase price may not be other than $ 1,542,000.00 . Escrow/Closing Attorney Fee may not be other than $________. If the fee has changed, Lender must be contacted prior to closing and borrower(s) signature may be required for revised documents.

A Deed of Trust/Mortgage is approved in the amount of $________. Provide a copy of said Deed of Trust/Mortgage and Note with your funding package request.

8. FIRST REPUBLIC's loan fees are as follows:

Fees Pre-Paid (Credit)	$	
Est. of odd days Int.	$	588.19
Origination Fee (0.5000%)+	$	7,562.50
Documentation Fee	$	200.00
Processing Fee	$	1,395.00
Tax Service Fee	$	194.00
Appraisal Fee(s)	$	4,636.00
Appraiser: BBG		
Credit Report Fee(s)	$	22.95
Messenger/Fed Ex Fee(s)	$	5.00
Legal Fee(s)	$	
Underground Storage Tank	$	
442 Inspection See	$	
Structural Fee	$	
UCC1 Fees	$	40.00
Level 1 Inspection	$	
Site Recon Fee	$	330.00
.25 Rebate Program	$	
Flood Cert.	$	24.00
Insurance Monitoring Fee	$	
Certificate of Good Standing	$	312.00
HOA	$	
Rate Lock Extension Fee	$	

		$	(cr)
		$	(cr)
First Rep. Acct. #1		$	
First Rep. Acct. #2		$	
Impounds			
Taxes	mos.@	mo	
MI	mos. @	mo.	
Ins	mos. @	mo	
Flood	mos. @	mo.	
MI Premium		$	
Redraw		$	
Holdback		$	
		$	
		$	
		$	
		$	
		$	
		$	
		$	
Aggregated Accounting Adjustment		$	
		$	
		$	
		$	

Interest per diem at an amount of $ 147.0486 will be calculated from (and including) THE DATE OF FUNDING through (and including) 11/30/2019 .

9. ________Please pay off the following account(s). Borrower to provide most current statement(s):

(See Addendum)

Telephone (415) 392-1400 or (800) 392-1400 (in California) Telefax (415) 296-3780

____ FLOOD INSURANCE REQUIREMENTS: Flood Insurance should be in the form of the standard policy issued by members of the National Flood Insurers Association. The minimum amount of flood insurance required for mortgages is the LOWER OF:

- ■ The minimum amount required, under the terms of the coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of our loan, as well as any senior or junior loans, if replacement cost coverage is not available for the type of
- ■ The maximum insurance available under the appropriate Federal Flood Insurance plan.

Unless a higher maximum amount is required by state law, the maximum deductible clause should be the lesser of $1,000 or 1% of the policy face amount

____ Hurricane Insurance Required.

____ Wind Insurance (Deductible amount may be up to 5% of the replacement cost.)

X COMMERCIAL GENERAL LIABILITY INSURANCE in the amount of $ **1,000,000.00** /$2,000,000 Aggregate naming First Republic Bank, its successors and/or assigns as Additional Insured. Please see page 5 of the Deed of Trust/Mortgage for additional requirements

X Also required is a FIRE AND HAZARD INSURANCE POLICY for a term of 1 year with premium paid receipt and a maximum deductible not to exceed $10,000, sufficient to cover our lien and has GUARANTEED FULL REPLACEMENT COST COVERAGE, OR REPLACEMENT COST IN THE AMOUNT OF $ **360,000.00** with a LENDERS LOSS PAYABLE ENDORSEMENT (438 BFU) showing lender as **1ST** mortgagee as follows:

FIRST REPUBLIC BANK
ITS SUCCESSORS AND/OR ASSIGNS
PO Box 1962
Kennesaw, GA 30156

Attn: Commercial Insurance
LOAN # **23-646073-7**

X NO CERTIFICATES - We require at least a Binder or Evidence of Insurance with the original Policy to follow within 30 days of close of escrow.

WE MUST RECEIVE AND APPROVE ALL FINAL DOCUMENTATION AND/OR FEES BY 11:00 A.M. ON THE DAY OF FUNDING. IF DOCUMENTATION IS RECEIVED AFTER 11:00 A.M., THE LOAN WILL BE FUNDED THE FOLLOWING BUSINESS DAY AND WILL BE DISBURSED AS FOLLOWS FOR TABLE CLOSINGS: We must receive hazard insurance and confirmation of fees the day prior to closing. On the day of closing, we must receive a fax of the executed note and addendums

WE RESERVE THE RIGHT TO CANCEL OR AMEND OUR LOAN OR THESE LENDER'S INSTRUCTIONS AT ANY TIME PRIOR TO RECORDATION OF OUR DEED OF TRUST/MORTGAGE.

PLEASE DIRECT FUNDING REQUEST TO:

First Republic Bank
Loan Operations
111 Pine Street
San Francisco, CA 94111
Attn: **Athena Luong**

FAX: 415-296-3780

NOTE:
HUD-1should be emailed to:
LoanRev_hud@FirstRepublic.com
Title Policies should be emailed to:
LoanRev_tp@FirstRepublic.com
All recorded documents should be sent to:

FIRST REPUBLIC BANK
111 Pine Street
San Francisco, CA 94111
ATTN: Loan Review Department

Should you have any questions, please feel free to contact the undersigned

Sincerely,

Athena Luong
Loan Closing Department

Escrow/Attorney Company acknowledgment by: [signature] Date: 11/25/2019

Borrower Acknowledgment:

ARK7 Properties LLC
a Delaware limited liability company

By: ARK7 Inc.,
a Delaware corporation, its Managing Member

[signature] 11/25/2019
By: Yizhen Zhao, Director Date ________ Date

________ Date ________ Date

First Republic Bank

ADDENDUM TO LENDER'S INSTRUCTIONS

Escrow Company/Attorney:	Title Company:
Attn:	Attn:
Re: 0224049700-AN	Re:
Phone: or:	Phone: or:
Fax: or:	Fax: or:
E-Mail: ANobilione@ortc.com	E-Mail:

Vesting: **ARK7 Properties LLC, a Delaware limited liability company**

Property Address: 3102 California,Berkeley,CA,94703

NOTE: Documents must be signed EXACTLY as the names are typed.

The following loan documents are enclosed herewith (marked below) and are to be signed and returned to the undersigned with the funding package. Copies of these documents are also enclosed for the Borrower's records.

__X__ Deed of Trust/Mortgage (To be notarized and recorded) in the amount of $ 1,512,500.00
Rider (s) - to be recorded with the Deed of Trust/Mortgage:

__X__ Environmental, ______ Condo,
______ Assignment of Lease, __X__ Other: Legal Description,

______ Notice of Right To Cancel

______ Notice of Default and Notice of Delinquencies - To be notarized and recorded. Mail a copy certified mail with $40.00 to: __________

______ Other: __________

You are authorized to record our Deed of Trust in 1ST lien position and request funds upon complying with the following instructions:

1. __X__ The policy requested on page 1 of these escrow instructions must also cover the property located at:
__ We require a second ALTA policy lender's form for the property for the property located at:

3102 California,Berkeley,CA,94703

We require an Extended ALTA (2006) Policy Lender's form, showing title vested in the name of the Borrower as it appears on our Deed of Trust/Mortgage with endorsements: 8.1, 100, 111.5, 116 , in the amount of $1,512,500.00 on the property described in your preliminary title report dated 10/24/19 free from encumbrances and liens except for: 1, 2-3 if current, 8 as tenants only

Please provide 103.1 endorsement for items no. __________
100.12 for: __________
and/or endorsement(s) __________
Taxes must be paid as follows: __________
Please pay off items numbered: __________
Item no. ______ may remain in ______ lien position and Item No. ______ may remain in ______ lien position as long as no modification to said lien is made prior to close of escrow.

2. We require Certified Copies of the Deed of Trust/Mortgage and Rider (s) - to be recorded with the Deed of Trust/Mortgage:

__X__ Environmental, ______ Condo,
______ Assignment of Lease, __X__ Other: Legal Description,

See next page for more instructions.

___ FLOOD INSURANCE REQUIREMENTS: Flood Insurance should be in the form of the standard policy issued by members of the National Flood Insurers Association. The minimum amount of flood insurance required for mortgages is the LOWER OF:

- ■ The minimum amount required, under the terms of the coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of our loan, as well as any senior or junior loans, if replacement cost coverage is not available for the type of building insured); or
- ■ The maximum insurance available under the appropriate Federal Flood Insurance plan

Unless a higher maximum amount is required by state law, the maximum deductible clause should be the lesser of $1,000 or 1% of the policy face amount.

___ Hurricane Insurance Required.

___ Wind Insurance (Deductible amount may be up to 5% of the replacement cost.)

X COMMERCIAL GENERAL LIABILITY INSURANCE in the amount of $ 1,000,000.00 /$2,000,000 Aggregate naming First Republic Bank, its successors and/or assigns as Additional Insured. Please see page 5 of the Deed of Trust/Mortgage for additional requirements

X Also required is a FIRE AND HAZARD INSURANCE POLICY for a term of 1 year with premium paid receipt and a maximum deductible not to exceed $10,000, sufficient to cover our lien and has GUARANTEED FULL REPLACEMENT COST COVERAGE, OR REPLACEMENT COST IN THE AMOUNT OF $______________ with a LENDERS LOSS PAYABLE ENDORSEMENT (438 BFU dated 5/1/42) showing us as 1ST mortgagee as follows:

FIRST REPUBLIC BANK
ITS SUCCESSORS AND/OR ASSIGNS
PO Box 1962
Kennesaw, GA 30156

Attn: Commercial Insurance
LOAN # 23-646073-7

X NO CERTIFICATES - We require at least a Binder or Evidence of Insurance with the original Policy to follow within 30 days of close of escrow.

WE MUST RECEIVE AND APPROVE ALL FINAL DOCUMENTATION AND/OR FEES BY 11:00 A.M. ON THE DAY OF FUNDING. IF DOCUMENTATION IS RECEIVED AFTER 11:00 A.M., THE LOAN WILL BE FUNDED THE FOLLOWING BUSINESS DAY AND WILL BE DISBURSED AS FOLLOWS.

WE RESERVE THE RIGHT TO CANCEL OR AMEND OUR LOAN OR THESE LENDER ESCROW INSTRUCTIONS AT ANY TIME PRIOR TO RECORDATION OF OUR DEED OF TRUST.

FOR TABLE CLOSINGS: We must receive hazard insurance and confirmation of fees the day prior to closing. On the day of closing, we must receive a fax of the executed note and addendums.

Should you have any questions, please feel free to contact the undersigned.

Sincerely,

Athena Luong
Loan Closing Department

Escrow/Attorney Company acknowledgment by: ______________ Date: 11/25/2019

Borrower Acknowledgment.
ARK7 Properties LLC,
a Delaware limited liability company

By: ARK7 Inc.,
a Delaware corporation, its Managing Member

______________ 11/25/2019
By: Yizhen Zhao, Director Date

____
Date

____
Date

____
Date

Telephone (415) 392-1400 or (800) 392-1400 (in California) Telefax (415) 296-3780

FIRST REPUBLIC BANK
It's a privilege to serve you®

PROMISSORY NOTE SECURED BY DEED OF TRUST

(12 MAT - Fixed Term/Adjustable)

$1,512,500.00

November 22, 2019

Property Address(es): **2924 Mabel Street, Berkeley, CA 94702 and 3102 California Street, Berkeley, CA 94703**

1. Promise to Pay. In installments and at the times stated in this Note, for value received, **ARK7 Properties LLC** ("Borrower"), promises to pay to **First Republic Bank** (the "Lender"), or order, at **111 Pine Street, San Francisco, California 94111, Attention: Commercial Loan Operations**, or at such other place as the Lender may from time to time designate in writing, the principal sum of **One Million Five Hundred Twelve Thousand Five Hundred and 00/100 Dollars ($1,512,500.00)**, or so much thereof as may be disbursed by the Lender, with interest from the date of initial disbursement of all or any part of the principal of this Note (the "Disbursement Date") on unpaid principal at the interest rate or interest rates provided for in this Note.

2. Interest Rate; Payment of Principal and Interest.

2.1 **Certain Definitions**. For purposes of this Note, the following terms shall have the following definitions:

(a) "Note Rate" means the per annum interest rate on the principal sum of this Note which is outstanding from time to time.

(b) "Fixed Rate" means a per annum interest rate equal to **3.5%** per annum.

(c) "Index" means the average of the twelve most recently published monthly yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Board of Governors of the Federal Reserve System in the Statistical Release H.15 (the "1 Year CMT"). Lender shall calculate the Index by adding the preceding twelve (12) published 1 Year CMT rates, dividing that total by twelve (12), and rounding the result of this division up to the nearest one-ten-thousandth of one percentage point (0.0001%).

(d) "Current Index" means, with respect to each Interest Change Date, the most recent Index figure available as of such Interest Change Date.

(e) "Interest Change Date" means the date of each of the monthly interest rate adjustments under this Note which shall commence on **December 1, 2024** and continue monthly on the same date of each month thereafter to the Maturity Date.

(f) "Payment Change Date" means the date of each of the monthly payment adjustments under this Note which shall commence on **January 1, 2025** and continue monthly on the same date of each month thereafter to the Maturity Date.

(g) "Amortization Period" means a period of **three hundred sixty (360)** months.

(h) "Remaining Amortization Period" means, with respect to each Payment Change Date, the number of months remaining in the Amortization Period as of the Interest Change Date immediately preceding such Payment Change Date.

(i) "Installment Payment Date" means **January 1, 2020** and the first (1st) day of each month thereafter to and including the first (1st) day of the month immediately preceding the Maturity Date.

(j) "Monthly Payment" means the total amount of the monthly installment payment of principal and interest due and payable under this Note on an Installment Payment Date.

(k) "Loan Year" means (i) the period from the Disbursement Date to the first (1st) day of the first (1st) calendar month after the month in which the Disbursement Date occurs together with the consecutive twelve (12) calendar month period following such first (1st) day; and (ii) each consecutive twelve (12) calendar month period thereafter commencing on the anniversary of such first (1st) day.

2.2 Interest. The Note Rate shall be computed as follows:

(a) Fixed Rate Interest Period. From the Disbursement Date to **December 1, 2024**, interest on the outstanding principal balance of this Note shall accrue at the Fixed Rate.

(b) 12 MAT Interest Period. Subject to the limitations (if any) contained in Section 2.3 below, the Lender shall increase or decrease the Note Rate in accordance with this Section 2.2(b) effective on each Interest Change Date. The new Note Rate which becomes effective on each Interest Change Date shall be equal to the Current Index applicable to the Interest Change Date **plus two and 75/100 percent (2.75%)** per annum, rounded upward to the next highest one-eighth (1/8th) of one percentage point (0.125%), unless the result of such addition is equal to a number which is a multiple of one-eighth (1/8th) of one percent (0.125%).

2.3 Limitations on Interest Rate Changes.

(a) Lifetime Minimum Interest Rate. **Notwithstanding anything to the contrary contained in Section 2.2 above, and except as otherwise provided in Section 4 below, no change to the Note Rate shall be made on any Interest Change Date to the extent that such change would result in a decrease in the Note Rate to a rate which is less than three and 50/100 percent (3.50%) per annum.**

(b) Lifetime Maximum Interest Rate. **Notwithstanding anything to the contrary contained in Section 2.2 above, and except as otherwise provided in Section 4 below, no change to the Note Rate shall be made on any Interest Change Date to the extent that such change would result in an increase in the Note Rate to a rate which is above eleven and 95/100 percent (11.95%) per annum.**

(c) No Interest Rate Limitations Per Loan Year. **The adjustments in the Note Rate pursuant to Section 2.2 above are not subject to any limitation on increases or decreases during any Loan Year.**

2.4 Payments. Principal and interest shall be due and payable as follows:

(a) Initial Interest Payment. A single installment payment of interest only for the period from the Disbursement Date to the first (1st) day of the first (1st) calendar month following the month in which the Disbursement Date occurs shall be due and payable on the Disbursement Date. If the Disbursement Date is the first (1st) day of a calendar month, then no interest only installment payment shall be payable under this Section.

(b) Amortized Payments of Principal and Interest During Fixed Interest Rate Period. Principal and interest shall be due and payable on each Installment Payment Date to and including **December 1, 2024** as follows: Commencing on the first (1st) day of the second calendar month following the month in which the Disbursement Date occurs and continuing on each Installment Payment Date thereafter to and including **December 1, 2024**, principal and interest shall be due and payable in equal monthly installments of **Six Thousand Eight Hundred Thirty-Five and 14/100 Dollars ($6,835.14)** each; provided, however, that notwithstanding anything to the contrary contained in this Note, if the Disbursement Date is the first (1st) day of a calendar month, then the first Installment Payment Date shall be the first (1st) day of the first (1st) calendar month following the month in which the Disbursement Date occurs.

(c) Amortized Payments of Principal and Interest During 12 MAT Interest Rate Period. Following **December 1, 2024** and continuing to the Maturity Date, principal and interest shall be due and payable on each Installment Payment Date as follows: The Lender shall increase or decrease the Monthly Payment in accordance with Section 2.2 above effective on each Payment Change Date. The Monthly Payment which shall be due and payable commencing on each Payment Change Date and on each Installment Payment Date thereafter until the next Payment Change Date shall be equal to the amount of the monthly payment that would be sufficient to repay the principal balance of this Note outstanding immediately preceding the Payment Change Date over the Remaining Amortization Period, together with interest thereon, in equal monthly installments at the Note Rate in effect on the Interest Change Date immediately preceding the Payment Change Date.

(d) Payment on Maturity Date. The entire unpaid principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable on **December 1, 2029** (the "Maturity Date").

3. Interest Computation. Notwithstanding anything to the contrary contained in this Note (including any references in this Note to amortized payments or the calculation of monthly principal and interest payments over the Amortization Period or Remaining Amortization Period), interest at the rates provided for in this Note shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days during which the principal balance of this Note is outstanding. Borrower acknowledges and agrees that the calculation of interest on the basis described in the immediately preceding sentence may result in the accrual and payment of interest in amounts greater than those which would be payable if interest were calculated on the basis of a three hundred sixty-five (365) day year. All payments under this Note shall be made in immediately available funds and shall be credited first to accrued interest then due,

thereafter to unpaid principal, and then to impound charges and other charges, fees, costs, and expenses payable by Borrower under this Note or in connection with the loan evidenced by this Note (the "Loan") in such order and amounts as the Lender may determine in its sole and absolute discretion. If any payment of interest is not made when due, at the option of the Lender of this Note, such interest payment shall bear interest at the same rate as principal from and after the due date of the interest payment. Principal and interest shall be payable only in lawful money of the United States of America. The receipt of any check or other item of payment (a "payment item") by the Lender, at its option, shall not be considered a payment until such payment item is honored when presented for payment at the drawee bank or institution, and the Lender, at its option, may delay the credit of such payment until such payment item is so honored.

4. After Maturity/Default Rate of Interest. From and after either (a) the occurrence of an Event of Default (whether or not the Lender has elected to accelerate unpaid principal and interest under this Note as a result of such Event of Default); or (b) the maturity of this Note (whether the stated maturity date of this Note or the maturity date resulting from the Lender's acceleration of unpaid principal and interest), then in either of such circumstances, interest on the unpaid principal balance of this Note shall accrue at a rate equal to eight percent (8%) per annum above the otherwise applicable Note Rate.

5. Late Charge. If any installment of interest, principal, or both principal and interest under this Note is not paid within ten (10) days after the date on which it is due, Borrower shall immediately pay a late charge equal to ten percent (10%) of such installment to the Lender to compensate the Lender for administrative costs and expenses incurred in connection with such late payment. Borrower agrees that the actual damages suffered by the Lender because of any late installment payment are extremely difficult and impracticable to ascertain, and the late charge described in this Section represents a reasonable attempt to fix such damages under the circumstances existing at the time this Note is executed. The Lender's acceptance of any late charge shall not constitute a waiver of any of the terms of this Note and shall not affect the Lender's right to enforce any of its rights and remedies against any Person liable for payment of this Note.

6. Waivers. Borrower and all sureties, guarantors, endorsers and other Persons liable for payment of this Note (a) waive presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of this Note; (b) waive the right to assert any statute of limitations as a defense to the enforcement of this Note to the fullest extent permitted by law; (c) consent to all extensions and renewals of the time of payment of this Note and to all modifications of this Note by the Lender and Borrower without notice to and without in any way affecting the liability of any Person for payment of this Note; (d) consent to any forbearance by the Lender and to the release, addition, and substitution of any Person liable for payment of this Note and of any or all of the security for this Note without notice to and without in any way affecting the liability of any Person for payment of this Note; and (e) consent to personal jurisdiction over each of them by the courts of the State of CALIFORNIA in connection with any action arising under this Note and to service of process by any means authorized by CALIFORNIA law.

7. Default. The Lender, at its option and without notice to or demand on Borrower or any other Person, may terminate any or all obligations which it may have to extend further credit to Borrower and may declare the entire unpaid principal balance of this Note and all accrued interest thereon to be immediately due and payable upon the occurrence of any Event of Default.

8. Application of Payments. Upon the occurrence of any Event of Default, the Lender, at its option, shall have the right to apply all payments made under this Note to principal, interest, impound charges, and other charges, fees, costs and expenses payable by Borrower under this Note or in connection with the Loan in such order and amounts as the Lender may determine in its sole and absolute discretion.

9. Acceleration; Transfer of Property. Reference is made to the deed of trust securing this Note (the "Deed of Trust") and the other documents executed by Borrower in connection with the Loan for additional rights of the Lender to accelerate the unpaid principal balance and accrued interest under this Note. The Deed of Trust provides, in part, as follows:

"Lender shall have the right, at its option and without notice to or demand on Borrower, to declare any or all Obligations to be immediately due and payable if any of the following events occurs without Lender's prior written consent: (a) the sale, conveyance, transfer, mortgage, encumbrance, lease (except for the leasing of space in the Improvements which is permitted under Section 2.19 below), or alienation of all or any part of the Property or any interest in the Property, whether voluntary or involuntary, or Borrower's grant of any option or agreement to effect any such transaction; (b) if Borrower or any General Partner or Manager of Borrower is a partnership, the admission, withdrawal, retirement or removal of any General Partner of Borrower or any of Borrower's General Partners or Managers, or the sale or transfer of more than twenty-five percent (25%) of the beneficial interests in Borrower or any of Borrower's General Partners or Managers; (c) if Borrower or any General Partner or Manager of Borrower is a corporation, the sale or transfer of an aggregate of more than twenty-five percent (25%) of any class of stock in such corporation or the issuance by such corporation of additional stock to any Person who is not a shareholder in such corporation as of the date of this Deed of Trust; (d) if Borrower or any General Partner or Manager of Borrower is a limited liability company, the appointment, withdrawal, retirement or removal of any Manager of Borrower or any of Borrower's General Partners or Managers or the sale or transfer of more than twenty-five percent (25%) of the beneficial interests in Borrower or any of Borrower's General Partners or Managers; (e) if Borrower or any of Borrower's General Partners or Managers is a corporation, partnership, or limited liability company, the dissolution or liquidation of Borrower or any of Borrower's General Partners or Managers; or (f) any material change in the character or use of all or part of the Property, including drilling for or the extraction of oil, gas or any other hydrocarbon substance or the lease of all or any part of the Property for any such purpose. Without limiting the generality of any provision of this Deed of Trust (including Section 6.8 below), Lender's consent to any or all of the events described in this Section may be withheld by Lender in its sole and absolute discretion. Lender's consent to any event described in this Section shall not be deemed to be a consent to, or a waiver of the right to require such consent for, any other event. For purposes of this Section, (i) the term 'partnership' includes a general partnership, limited partnership, limited liability partnership, and

joint venture; and (ii) the term 'Manager' means any Person who is acting as a manager of a limited liability company, including any member who is acting in such capacity."

10. Modifications; Cumulative Remedies; Loss of Note; Time of Essence. No modification or waiver by the Lender of any of the terms of this Note shall be valid or binding on the Lender unless such modification or waiver is in writing and signed by the Lender. Without limiting the generality of the immediately preceding sentence, no delay, omission or forbearance by the Lender in exercising or enforcing any of its rights and remedies under this Note shall constitute a waiver of such rights or remedies. The Lender's rights and remedies under this Note are cumulative with and in addition to all other legal and equitable rights and remedies which the Lender may have in connection with the Loan. The headings to sections of this Note are for convenient reference only and shall not be used in interpreting this Note. If this Note is lost, stolen, or destroyed, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed by the Lender, or if this Note is mutilated, upon the Lender's surrender of the mutilated Note to Borrower, Borrower shall execute and deliver to the Lender a new promissory note which is identical in form and content to this Note to replace the lost, stolen, destroyed or mutilated Note. All terms with an initial capital letter which are used but not specifically defined in this Note shall have the respective meanings given to such terms in the Deed of Trust. Time is of the essence in the performance of each provision of this Note by Borrower.

11. Attorneys' Fees. If Borrower defaults under any of the terms of this Note, Borrower shall pay all costs and expenses, including without limitation attorneys' fees and costs, incurred by the Lender in enforcing this Note immediately upon the Lender's demand, whether or not any action or proceeding is commenced by the Lender. Without limiting the generality of the immediately preceding sentence, such costs and expenses shall include all attorneys' fees and costs incurred by the Lender in connection with any federal or state bankruptcy, insolvency, reorganization, or other similar proceeding by or against Borrower or any surety, guarantor or endorser of this Note which in any way affects the Lender's exercise of its rights and remedies under this Note or under the Deed of Trust or any other agreement securing payment of this Note.

12. No Offsets. No indebtedness evidenced by this Note shall be offset by all or part of any claim, cause of action, or cross-claim of any kind, whether liquidated or unliquidated, which Borrower now has or may hereafter acquire or allege to have acquired against the Lender. To the fullest extent permitted by law, Borrower waives the benefits of any applicable law, regulation, or procedure which provides, in substance, that where cross demands for money exist between parties at any point in time when neither demand is barred by the applicable statute of limitations, and an action is thereafter commenced by one such party, the other party may assert the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the response be barred by the applicable statute of limitations.

13. Applicable Law. This Note shall be governed by and interpreted in accordance with the laws of the State of CALIFORNIA.

14. Successors. This Note shall be the joint and several obligation of all Persons executing this Note as Borrower and all sureties, guarantors, and endorsers of this Note, and this Note shall be binding upon each of such Persons and their respective successors and assigns, subject to Section 9 above. This Note shall inure to the benefit of the Lender and its successors and assigns.

15. Waiver of Right to Jury Trial. BORROWER IRREVOCABLY WAIVES ALL RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO THE LOAN, THIS NOTE, THE DEED OF TRUST SECURING THIS NOTE, OR ANY OF THE OTHER DOCUMENTS EXECUTED BY BORROWER IN CONNECTION WITH THE LOAN (COLLECTIVELY, THE "LOAN DOCUMENTS"), ANY OR ALL OF THE REAL AND PERSONAL PROPERTY COLLATERAL SECURING THE LOAN, OR ANY OF THE TRANSACTIONS WHICH ARE CONTEMPLATED BY THE LOAN DOCUMENTS. THE JURY TRIAL WAIVER CONTAINED IN THIS SECTION IS INTENDED TO APPLY, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY AND ALL DISPUTES AND CONTROVERSIES THAT ARISE OUT OF OR IN ANY WAY RELATED TO ANY OR ALL OF THE MATTERS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS OF ANY KIND. BORROWER ACKNOWLEDGES AND AGREES THAT (1) BORROWER HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS OF THE LOAN DOCUMENTS; (2) BORROWER HAS EXECUTED THE LOAN DOCUMENTS FREELY AND VOLUNTARILY, AFTER HAVING CONSULTED WITH BORROWER'S INDEPENDENT LEGAL COUNSEL AND AFTER HAVING HAD ALL OF THE TERMS OF THE LOAN DOCUMENTS EXPLAINED TO IT BY ITS INDEPENDENT LEGAL COUNSEL OR AFTER HAVING HAD A FULL AND ADEQUATE OPPORTUNITY TO CONSULT WITH BORROWER'S INDEPENDENT LEGAL COUNSEL; (3) THE WAIVERS CONTAINED IN THE LOAN DOCUMENTS ARE REASONABLE, NOT CONTRARY TO PUBLIC POLICY OR LAW, AND HAVE BEEN INTENTIONALLY, INTELLIGENTLY, KNOWINGLY, AND VOLUNTARILY AGREED TO BY BORROWER; (4) THE WAIVERS CONTAINED IN THE LOAN DOCUMENTS HAVE BEEN AGREED TO BY BORROWER WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, INCLUDING FULL KNOWLEDGE OF THE SPECIFIC NATURE OF ANY RIGHTS OR DEFENSES WHICH BORROWER HAS AGREED TO WAIVE PURSUANT TO THE LOAN DOCUMENTS; (5) BORROWER HAS HAD A FULL AND ADEQUATE OPPORTUNITY TO NEGOTIATE THE TERMS CONTAINED IN THE LOAN DOCUMENTS; (6) BORROWER IS EXPERIENCED IN AND FAMILIAR WITH LOAN TRANSACTIONS OF THE TYPE EVIDENCED BY THE LOAN DOCUMENTS; AND (7) THE WAIVERS CONTAINED IN THE LOAN DOCUMENTS ARE MATERIAL INDUCEMENTS TO THE LENDER'S EXTENSION OF CREDIT TO BORROWER, AND THE LENDER HAS RELIED ON SUCH WAIVERS IN MAKING THE LOAN TO BORROWER AND WILL CONTINUE TO RELY ON SUCH WAIVERS IN ANY RELATED FUTURE DEALINGS WITH BORROWER. THE WAIVERS CONTAINED IN THE LOAN DOCUMENTS SHALL APPLY TO ALL SUBSEQUENT EXTENSIONS, RENEWALS, MODIFICATIONS, AND REPLACEMENTS OF THE LOAN DOCUMENTS. THIS NOTE MAY BE FILED WITH ANY COURT OF COMPETENT JURISDICTION AS BORROWER'S WRITTEN CONSENT TO BORROWER'S WAIVER OF A JURY TRIAL. BORROWER HAS INITIALED THIS SECTION BELOW TO INDICATE ITS AGREEMENT WITH THE JURY TRIAL WAIVER AND OTHER TERMS

CONTAINED IN THIS SECTION.

X2 /_____/_____/
BORROWER'S INITIALS

16. Index. If the Index becomes unavailable during the term of this Loan, Lender may designate a substitute index after notifying Borrower.

17. Security. This Note is secured by a Deed of Trust dated the same date as this Note in favor of the Lender, as beneficiary.

18. Prepayment. Except as expressly provided in this Section, Borrower shall not have the right to prepay all or part of the outstanding principal balance of this Note. Borrower shall have the right to prepay all or part of the outstanding principal balance of this Note upon payment to the Lender of the prepayment privilege fee described in this Section (the "Prepayment Privilege Fee"), provided that Borrower has given the Lender not less than ten (10) days prior written notice of such prepayment. Borrower acknowledges and agrees that (1) the Lender has made the Loan with the expectation that the Loan will be outstanding for the entire stated term of this Note; (2) the Lender would not have been willing to make the Loan on the terms and at the interest rate or interest rates contained in this Note for a shorter period of time; and (3) the Lender would not have been willing to make the Loan without Borrower's agreement not to prepay all or part of the principal balance of this Note, except on the terms contained in this Section. Consequently, if for any reason all or part of the outstanding principal balance of this Note is prepaid, whether voluntarily or involuntarily, prior to the date on which such principal amount is due under the terms of this Note, including without limitation any payment resulting from the Lender's acceleration of the outstanding principal balance of this Note or any full or partial payment as a result of any judicial or non-judicial foreclosure under the Deed of Trust by the Lender (any such voluntary or involuntary payment is referred to as a "Prepayment"), then the Borrower shall pay to the Lender, in addition to the principal balance of this Note or portion thereof that is prepaid, accrued interest thereon, and all other sums due to the Lender at the time of such Prepayment, a Prepayment Privilege Fee calculated as follows:

(a) A Prepayment Privilege Fee equal to **two percent (2%)** of the portion of the outstanding principal balance of this Note that is prepaid during the first **twenty-four (24)** Loan Months; Borrower may prepay 20% of the original principal balance each 12 month period without incurring a prepayment charge;

(b) A Prepayment Privilege Fee equal to **one percent (1%)** of the portion of the outstanding principal balance of this Note that is prepaid during the next **twenty-four (24)** Loan Months; Borrower may prepay 20% of the original principal balance each 12 month period without incurring a prepayment charge;

(c) Without limiting the scope of the foregoing provisions, the provisions of this paragraph shall constitute, within the meaning of California Civil Code Section 2954.10, Borrower shall have the right to prepay all or part of the outstanding principal balance of this Note without payment of any Prepayment Privilege Fee from and after the end of the last Loan Month specified above. Notwithstanding anything to the contrary in this Section, if the Lender elects to accelerate the unpaid principal balance of this Note as a result of any Event of Default under the Loan Documents or other event that entitles the Lender to declare the unpaid principal balance of this Note due and payable, then the date on which the Prepayment is made shall conclusively be deemed to be the date on which the Lender declares the unpaid principal balance of this Note due and payable (the "Acceleration Date"), and the Prepayment Privilege Fee shall be immediately due and payable by Borrower to the Lender as of the Acceleration Date. For purposes of this Section, the term "Loan Month" means (i) the period from the Disbursement Date to the numerically corresponding date of the first (1st) calendar month after the month in which the Disbursement Date occurs; and (ii) each consecutive month thereafter (ending on the date in such month which numerically corresponds to the Disbursement Date). BORROWER ACKNOWLEDGES AND AGREES THAT BORROWER WAIVES ANY RIGHT TO PREPAY THE PRINCIPAL BALANCE OF THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY OR PREPAYMENT CHARGE OR FEE, AND BORROWER EXPRESSLY AGREES TO THE PAYMENT OF THE PREPAYMENT PRIVILEGE FEE PROVIDED FOR IN THIS SECTION UPON ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE, INCLUDING WITHOUT LIMITATION ANY ACCELERATION OF THE OBLIGATIONS BY THE LENDER. BORROWER ACKNOWLEDGES AND AGREES THAT THE LENDER'S AGREEMENT TO MAKE THE LOAN ON THE TERMS AND AT THE INTEREST RATE PROVIDED FOR IN THIS NOTE CONSTITUTE ADEQUATE CONSIDERATION, OF INDIVIDUAL WEIGHT, FOR BORROWER'S WAIVER AND AGREEMENT UNDER THIS SECTION.

19. No Assumption. As more particularly set forth in Section 9 above, the Property may not be transferred and the Loan may not be assumed by any third Person without the Lender's prior written consent, which consent may be withheld by the Lender in its sole and absolute discretion.

SEE THE FOLLOWING ADDENDUM(S) ATTACHED HERETO AND MADE A PART HEREOF.

1. **AUTOMATIC DEBIT ADDENDUM**

BORROWER:

ARK7 Properties LLC,
a Delaware limited liability company

By: ARK7 Inc.,
a Delaware corporation, its Managing Member

By: ______________________
Yizhen Zhao, Director

AUTOMATIC DEBIT ADDENDUM TO PROMISSORY NOTE

ARK7 Properties LLC ("Borrower") is executing this Automatic Debit Addendum to Promissory Note (the "Addendum"), dated **November 22, 2019** for reference purposes only, in favor of **First Republic Bank** (the "Lender"), with reference to the following facts:

A. Borrower has obtained or proposes to obtain a loan in the original principal amount of **One Million Five Hundred Twelve Thousand Five Hundred and 00/100 Dollars $1,512,500** (the "Loan") from the Lender. The Loan is evidenced by Borrower's promissory note dated **November 22, 2019** (the "Note") in favor of the Lender.

B. This Addendum is attached to and made a part of the Note and shall be deemed to amend and supplement the Note. Borrower desires to enter into this Addendum to provide for automatic deductions from an account maintained by Borrower at the Lender's offices to make certain payments in connection with the Loan.

Therefore, for valuable consideration, Borrower authorizes and instructs the Lender, and Borrower agrees that the Note is amended and supplemented, as follows:

1. Deductions from Account. Borrower authorizes the Lender to make automatic deductions from the following deposit account (the "Account") maintained by Borrower at Lender's offices in order to pay, when and as due, all of the regularly scheduled installment payments of interest, principal, or both principal and interest (a "Payment") that Borrower is required or obligated to make under the Note:

Account No: 800-0810-3451

Without limiting any of the terms of the Loan documents, Borrower acknowledges and agrees that if Borrower defaults in its obligation to make a Payment because the collected funds in the Account are insufficient to make such Payment in full on the date that such Payment is due, then Borrower shall be responsible for all late payment charges and other consequences of such default by Borrower under the terms of the Loan documents.

2. Revocation of Authorization. Subject to Section 4 below, this Authorization shall continue in full force and effect until the date which is five (5) business days after the date on which Lender actually receives written notice from Borrower expressly revoking the authority granted to the Lender to charge the Account for Payments in connection with the Loan. Such notice shall be given to the Lender at the address set forth in Section 3 below. No such revocation by Borrower shall in any way release Borrower from or otherwise affect Borrower's obligations under the Loan documents, including without limitation Borrower's obligations to continue to make all Payments required under the terms of the Note.

3. Notices. All notices to Lender shall be in writing, shall be effective only upon actual receipt by the Lender, and shall be delivered to Lender at the following address or to such other address as the Lender may designate from time to time in writing to Borrower.

First Republic Bank
111 Pine Street
San Francisco, CA 94111
Attn: Commercial Real Estate Loan Department

4. Termination by Lender; Miscellaneous. The Lender, at its option and in its discretion, reserves the right to terminate the arrangement for automatic deductions from the Account pursuant to this Addendum at any time effective upon written notice of such election (a "Termination Notice") given by Lender to Borrower. Without limiting the generality of the immediately preceding sentence, the Lender may elect to give a Termination Notice to Borrower if Borrower fails to comply with any of the Lender's rules,

regulations, or policies relating to the Account, including without limitation requirements regarding minimum balances, service charges, overdrafts, insufficient funds, uncollected funds, returned items, and limitations on withdrawals.

5. **Increase in Interest Rate Upon Termination of Automatic Debit Arrangement**. The date on which the arrangement for automatic deductions from the Account terminates (whether as a result of Borrower's revocation of such arrangement or any Termination Notice given by the Lender) is referred to as the "Auto Debit Termination Date." Borrower acknowledges and agrees that the Lender would not have been willing to make the Loan at the interest rate or interest rates contained in the Note in the absence of the arrangement for automatic deductions from the Account pursuant to this authorization. Therefore, effective on the first due date of a Payment following the Auto Debit Termination Date, the Lender, at its option and in its discretion, shall have the right to increase the interest rate on the outstanding principal balance of the Note to a rate which is equal to **.40%** per annum (the "Percentage Rate Increase") above the otherwise applicable interest rate under the terms of the Note. If the Note bears interest at a fixed interest rate, such fixed interest rate shall be increased by the Percentage Rate Increase. If the Note bears interest at a variable interest rate, the margin used to calculate the variable rate shall be increased by the Percentage Rate Increase. The margin is the number of percentage points that the Lender adds to the index rate to calculate the interest rate applicable to the outstanding principal balance of the Note. Notwithstanding anything to the contrary contained in any of the other Loan Documents, such increase shall not be subject to any interest rate limitations contained in the Loan Documents, except only for any so-called "lifetime" interest rate limit that provides for a maximum over which the interest rate may not increase during the entire term of the Loan. If the Note provides for amortized monthly payments of principal and interest, then the amount of such monthly payments shall be increased by the Lender based on a reamortization schedule prepared by the Lender using the increased interest rate and the then remaining number of months in the original amortization period that was used by the Lender to calculate the original monthly payment amount. Such new monthly payments shall be payable commencing on the first Payment due date following the date of the interest rate increase. In its discretion, the Lender may elect not to impose an increase in the interest rate pursuant to this Section, and in such event, the Lender reserves the right to do so in the future at any time prior to the payment of the principal balance of the Loan in full.

Dated: **November 22, 2019**

BORROWER:

ARK7 Properties LLC,
a Delaware limited liability company

By: ARK7 Inc.,
a Delaware corporation, its Managing Member

By:______________________
Yizhen Zhao, Director

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

First Republic Bank
111 Pine Street
San Francisco, CA 94111
Attn: Loan Review

Loan Number: 23-646073-7

INSTRUCTIONS TO RECORDER:
Index this document as (1) a deed of trust; (2) an assignment of rents; (3) a security agreement; and (4) a fixture filing

[ ] IF THE PRECEDING BOX IS CHECKED, THIS IS A
CONSTRUCTION TRUST DEED

(Space above this line for Recorder's use)

FIRST REPUBLIC BANK
It's a privilege to serve you®

DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF RENTS, AND SECURITY AGREEMENT

THIS DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF RENTS, AND SECURITY AGREEMENT (the "Deed of Trust") is made on **November 22, 2019**, by **ARK7 Properties LLC, a Delaware limited liability company** ("Borrower"), whose address is **156 2nd Street, San Francisco, CA, 94105**, in favor of Fidelity National Title Insurance Company, a California corporation ("Trustee"), whose address is 50 California Street, Suite 2950, San Francisco, California 94111, for the benefit of **First Republic Bank** (the "Lender"), as beneficiary, whose principal office is located at **111 Pine Street, San Francisco, California 94111**.

BORROWER IRREVOCABLY GRANTS, CONVEYS, TRANSFERS AND ASSIGNS TO TRUSTEE, IN TRUST, WITH POWER OF SALE and right of entry and possession, all of Borrower's present and future estate, right, title and interest in and to the following described property (collectively, the "Property"):

(A) The following described real property located in the County of **Alameda**, State of **CA** (the "Land"):

See Exhibit "A" attached hereto and incorporated herein by this reference.

The street or common address of the Land is:

2924 Mabel Street
Berkeley, CA 94702

and

3102 California Street
Berkeley, CA 94703

(B) All Buildings, Fixtures, Easements, Rents and Profits, Development Rights, Water Rights, Mineral Rights, and Crops (as each of such terms is defined in Article 1 of this Deed of Trust).

THIS DEED OF TRUST SECURES THE FOLLOWING INDEBTEDNESS AND OBLIGATIONS (collectively, the "Obligations") in such order of priority as Lender may from time to time elect:

(1) Payment and performance of Borrower's indebtedness and obligations under the promissory note of even date herewith in the original face principal amount of **One Million Five Hundred Twelve Thousand Five Hundred and 00/100 Dollars ($1,512,500.00)** executed by Borrower and payable to Lender, or order, and all extensions, renewals, modifications, and replacements thereof (collectively, the "Note");

(2) Payment and performance of Borrower's indebtedness and obligations under this Deed of Trust and all extensions, renewals, and modifications of this Deed of Trust;

(3) Payment of all sums of money which may be advanced by, or otherwise due to, Trustee or Lender under any provision of this Deed of Trust or to protect the security of this Deed of Trust, with interest thereon at the rate provided in this Deed of Trust;

(4) Payment and performance of Borrower's indebtedness and obligations under the Building Loan Agreement or Loan Agreement, if any, of even date herewith between Borrower and Lender which states that it is secured by this Deed of Trust and all extensions, renewals, and modifications thereof (the "Loan Agreement");

(5) Payment and performance of all indebtedness and obligations owing on account of each future loan that Lender may elect to make to Borrower or the record owner of the Land when the promissory note evidencing such loan specifically states that it is secured by this Deed of Trust, and all extensions, renewals, modifications, and replacements thereof (such loans are referred to individually as a "Future Advance" and collectively as the "Future Advances"); and

(6) Payment and performance of Borrower's indebtedness and obligations under all other existing and future agreements executed by Borrower in connection with the loan evidenced by the Note (the "Loan") or in connection with any Future Advance, with interest thereon at the rate provided in such agreements, when such agreement specifically states that it is secured by this Deed of Trust, and all extensions, renewals, and modifications of such agreements.

FOR VALUABLE CONSIDERATION, Borrower agrees as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Deed of Trust, the following terms shall have the following definitions:

1.1 Books and Records. "Books and Records" means all books and records relating to the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property, including (a) records reflecting the results of operation of the Property; (b) all Leases and other documents relating to the Property; and (c) Borrower's federal income tax returns for the year in which the Loan is made and each subsequent year that the Loan is outstanding.

1.2 Buildings. "Buildings" means all buildings, structures and other improvements now existing or hereafter located on the Land.

1.3 Commercial Project. "Commercial Project" means a multifamily residential project or a retail, office, industrial or other commercial project which produces or generates or is intended to produce or generate any form of Rents and Profits from its operation. "Multifamily Project" means a Commercial Project that consists of a multifamily residential dwelling, including an apartment building.

1.4 Condemnation Claims. "Condemnation Claims" means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature which Borrower now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise out of any condemnation of the Property or other taking of the Property for public or quasi-public use by eminent domain or to the transfer of the Property in lieu of condemnation or any such taking.

1.5 Condemnation Proceeds. "Condemnation Proceeds" means all proceeds of the Condemnation Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Condemnation Claims.

1.6 Covenants and Restrictions. "Covenants and Restrictions" means all covenants, conditions, restrictions, equitable servitudes, and all other similar matters now or hereafter affecting the Property, including any condominium, planned unit

development, or cooperative apartment declaration of covenants, conditions and restrictions, by-laws, articles, rules, and regulations to which Borrower or the Property is subject or bound.

1.7 **Crops**. "Crops" means all crops, trees and vines now or hereafter growing on the Land.

1.8 **Development Rights**. "Development Rights" means all existing and future development rights, development credits, air rights, and options of any kind relating to the Property.

1.9 **Easements**. "Easements" means all existing and future easements, rights of way, licenses, and similar rights relating or appurtenant to the Property and all existing and future rights in or to streets, roads, sidewalks, alleys, strips and gores adjoining or used in connection with the Property.

1.10 **Event of Default**. "Event of Default" means any of the events described in Article 3 of this Deed of Trust.

1.11 **Fixtures**. "Fixtures" means all fixtures, machinery, equipment, building materials, and appliances now or hereafter located in, on, attached or affixed to, or used in connection with the Land or the Buildings, including all systems for the supply or distribution of heat, air conditioning, electricity, gas, water, air or light; elevators, escalators and related machinery and equipment; fire prevention and extinguishing equipment and water sprinkler systems; security and access control equipment; water heaters, showers, bathtubs, tanks, pumps, toilets, sinks, pipes, and other plumbing fixtures and equipment; stoves, ranges, refrigerators, dishwashers, and disposals; laundry equipment; engines, motors, generators, boilers, furnaces, and incinerators; wall, window, and floor coverings, including screens, shades, drapes, and awnings; partitions, doors, windows, cabinets, bookcases, and hardware; janitorial, maintenance, and waste and rubbish removal equipment; recreational equipment; signs; switchboards, telephone systems, and other communication equipment; television, radio, and computer cables, antennae, and other equipment; chandeliers and other light fixtures; trees, plants and other landscaping; and all attachments, substitutions, accessories, accessions, replacements, improvements, and additions to any or all of the foregoing, all of which shall conclusively be deemed to be part of the Land and Buildings and conveyed by this Deed of Trust, whether or not affixed or attached to the Land.

1.12 **Governmental Authorities**. "Governmental Authorities" means (a) the United States; (b) the state, county, city, or other political subdivision in which the Land is located; (c) all other governmental or quasi-governmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, and other instrumentalities or authorities; and (d) all judicial authorities and public utilities having or exercising jurisdiction over Borrower or the Property.

1.13 **Governmental Permits**. "Governmental Permits" means all permits, approvals, and authorizations now or hereafter issued by all Governmental Authorities for or in connection with the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property, including grading permits, foundation permits, building permits, tentative subdivision map approvals, zone changes, zone variances, conditional use permits, temporary certificates of occupancy, and final certificates of occupancy.

1.14 **Governmental Requirements**. "Governmental Requirements" means all existing and future laws, ordinances, rules, regulations, orders, and requirements of all Governmental Authorities applicable to Borrower or the Property, including those respecting the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property.

1.15 **Ground Lease**. "Ground Lease" means any lease agreement creating a leasehold estate which is now or hereafter encumbered by this Deed of Trust.

1.16 **Guaranties**. "Guaranties" means the guaranty agreement or agreements executed by the Guarantors.

1.17 **Guarantors**. "Guarantors" means the Person or Persons, if any, now or hereafter guaranteeing payment of the Note or payment or performance of any or all of the other Obligations.

1.18 **Impositions**. "Impositions" means all (a) Taxes; (b) Insurance Premiums; (c) gas, electricity, water, sewer, and other utility charges which are incurred for the benefit of the Property or which may become a lien against the Property; (d) assessments, charges, and fees imposed pursuant to any Covenants and Restrictions; (e) assessments, charges and fees payable with respect to any Easements, Water Rights or Development Rights; (f) principal, interest, and other amounts payable in connection with any Liens; (g) rents and other amounts payable under any Ground Lease; and (h) such other taxes, charges, premiums, assessments and impositions relating to the Property, the payment of which Lender determines to be necessary to protect Lender's security for the Obligations.

1.19 **Improvements**. "Improvements" means the Buildings and Fixtures, collectively.

1.20 **Insurance Claims**. "Insurance Claims" means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature which Borrower now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise under any policy of insurance which Borrower maintains with respect to the Property or which Borrower is required to maintain under this Deed of Trust (collectively, the "Insurance Policies").

1.21 **Insurance Proceeds**. "Insurance Proceeds" means all proceeds of the Insurance Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Insurance Claims.

1.22 **Insurance Premiums**. "Insurance Premiums" means all premiums and other amounts payable in connection with procuring or maintaining the Insurance Policies.

1.23 **Leases**. "Leases" means all existing and future rental agreements, leases, licenses, concessions, occupancy agreements, and other similar agreements affecting the Property, including all subleases at any level.

1.24 **Liens**. "Liens" means all mortgages, deeds of trust, mechanics' liens, and other liens and encumbrances of every kind and nature, other than this Deed of Trust, now or hereafter affecting the Property.

1.25 **Loan Documents**. "Loan Documents" means the Note, this Deed of Trust, the Loan Agreement, if any, all promissory notes evidencing any Future Advances, all other documents secured by this Deed of Trust, and all other documents executed by Borrower or any of the Guarantors and delivered to Lender at Lender's request in connection with the Loan or any Future Advance, and all extensions, renewals, modifications, and replacements of such documents.

1.26 **Mineral Rights**. "Mineral Rights" means all existing and future right, title, and interest in and to all minerals, oil, gas and other hydrocarbon substances in or on the Property.

1.27 **Person**. "Person" means any natural person or any entity, including any corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, trustee, or Governmental Authority.

1.28 **Property Claims**. "Property Claims" means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature (other than the Insurance Claims and Condemnation Claims) which Borrower now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise out of any or all of the following: (a) the Property; (b) any existing or future fact, matter, occurrence, or transaction relating to the Property; or (c) the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property.

1.29 **Property Proceeds**. "Property Proceeds" means all proceeds of the Property Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Property Claims.

1.30 **Rents and Profits**. "Rents and Profits" means all existing and future rents, royalties, issues, profits, proceeds, revenues, income and other benefits of the Property and all Leases, including all security deposits and prepaid rent.

1.31 **Taxes**. "Taxes" means (a) all taxes, bonds, levies and assessments now or hereafter affecting the Property, including all general and special real and personal property taxes, bonds, and assessments affecting the Property; (b) all other taxes, bonds, levies and assessments which now are or hereafter may become a lien on the Property, including all income, profits, franchise, withholding, and gross receipt taxes; (c) all other charges now or hereafter imposed on or assessed against the Property by any Governmental Authority or arising with respect to the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property; and (d) all taxes, bonds, levies, and assessments now or hereafter imposed by any Governmental Authorities on Trustee or Lender by reason of their respective interests in this Deed of Trust, the Note, or any promissory note evidencing a Future Advance, excluding any franchise, estate, inheritance, income, or similar tax imposed on Lender or Trustee.

1.32 **Tenants**. "Tenants" means all tenants and occupants of the Property under the Leases.

1.33 **Water rights**. "Water rights" means all existing and future water, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), and all water stock relating to the Property.

ARTICLE 2

COVENANTS OF BORROWER

2.1 **Performance of Secured Obligations**. Borrower shall pay and perform each and all of the Obligations in accordance with their respective terms.

2.2 **Preservation of the Property**. Borrower (a) shall maintain the Property in good condition and repair; (b) shall promptly repair and restore in a good and workmanlike manner any part of the Property which may be damaged or destroyed, whether or not any Insurance Proceeds are adequate to pay for the cost of such repair and restoration; (c) shall comply and cause the Property to comply with the provisions of all Insurance Policies; (d) shall comply and cause the Property to comply with all Governmental Requirements including, without limitation, state and local rent control, rent stabilization, tenant protection or other tenant occupancy

laws; (e) shall comply and cause the Property to comply with all Covenants and Restrictions; (f) shall maintain in effect all Governmental Permits; (g) shall not initiate, join in or consent to any change in the zoning, general plan, specific plan, or any other land use classification affecting the Property or any Covenant or Restriction without the prior written consent of Lender; (h) shall not remove, demolish, improve, add to, or alter the Improvements (excluding non-structural alterations which preserve or increase the value of the Property, alterations required by Governmental Requirements, and the replacement of Fixtures in the ordinary course of business pursuant to Section 2.18 below) or change the character or use of the Property without the prior written consent of Lender; (i) shall not commit or permit any waste respecting the Property or impairment of the Property; (j) shall not abandon the Property; (k) shall not commit or permit any act upon the Property in violation of any Governmental Requirements; (l) shall promptly complete in a good and workmanlike manner all Improvements which Borrower commences to construct on the Land; and (m) shall paint, cultivate, irrigate, fertilize, fumigate, prune, maintain and do all other acts, in a timely and proper manner, which from the character or use of the Property may be necessary or appropriate to preserve, protect and maintain the value of the Property.

2.3 Insurance. Borrower shall at all times maintain in full force (a) fire and extended coverage all risk insurance, together with such endorsements as Lender may require, including vandalism, malicious mischief, earthquake, and flood coverage (if the Land is now or hereafter located in an area designated by the Director of the Federal Emergency Management Agency as a flood hazard area and flood insurance is or becomes available through the National Flood Insurance Program); (b) commercial general liability insurance; and (c) such other types of insurance as may from time to time be required by Lender, including business interruption insurance, rental loss insurance, and workers' compensation insurance. Each of the Insurance Policies, including the amounts, form, coverage, deductibles, insurer and loss payable and cancellation provisions, shall be acceptable to Lender. Without limiting any of the terms of this Section, (i) each of the Insurance Policies shall provide that it may be canceled or modified only upon not less than thirty (30) days prior written notice to Lender; (ii) the fire and extended coverage and other casualty insurance policies which Borrower is required to maintain under this Deed of Trust shall contain a mortgagee's loss payable endorsement acceptable to Lender naming Lender as loss payee and shall be written with liability in an amount equal to the full replacement cost of the Improvements; and (iii) the commercial general liability policy which Borrower is required to maintain shall name Lender as an additional insured and shall be primary and noncontributing with any insurance maintained by Lender.

2.4 Insurance Policies. Upon Lender's request, Borrower shall deliver to Lender the originals of all Insurance Policies together with receipts for the full payment of all Insurance Premiums, and Lender shall have the right to hold such policies as long as any Obligations are outstanding. By approving, disapproving, accepting, obtaining or failing to obtain any Insurance Policies, Lender shall not be liable or responsible for the suitability, adequacy, enforceability, validity, amount, form, or content of any Insurance Policies, the solvency of any insurer, or the collection of any Insurance Proceeds, and Borrower shall at all times have full responsibility for all of such matters. Not later than thirty (30) days prior to the expiration of each of the Insurance Policies, Borrower shall deliver to Lender a policy or policies renewing or extending the expiring Insurance Policies together with written evidence showing payment of the Insurance Premiums for such policies. If Borrower fails to deliver any of the Insurance Policies to Lender in accordance with this Deed of Trust, or if any of the Insurance Policies is canceled, Lender, without notice to or demand upon Borrower, shall have the right to obtain such insurance in such form, content and amount and with such insurer as Lender determines to be necessary or appropriate to protect its interest. Without limiting any other provision of this Deed of Trust, all premiums and other costs and expenses paid or incurred by Lender in connection with Lender's obtaining any Insurance Policies under this Section shall be payable by Borrower to Lender on Lender's demand. Neither Trustee nor Lender shall be obligated to obtain or maintain any policy of insurance with respect to the Property. All Insurance Policies relating to the Property and all unearned Insurance Premiums shall automatically inure to the benefit of and be deemed to be assigned to the grantee of the Property at any judicial or nonjudicial foreclosure sale under this Deed of Trust or by any deed in lieu of foreclosure under this Deed of Trust.

2.5 Assignment of Insurance Claims and Proceeds. To secure the Obligations, Borrower grants, transfers, and assigns to Lender the Insurance Claims and Insurance Proceeds.

2.6 Assignment of Condemnation Claims and Proceeds and Other Claims. To secure the Obligations, Borrower grants, transfers, and assigns to Lender the Condemnation Claims, Condemnation Proceeds, Property Claims, and Property Proceeds.

2.7 Payment of Proceeds. Borrower shall cause all Insurance Proceeds, Condemnation Proceeds and Property Proceeds (collectively, the "Proceeds") to be paid or delivered directly to Lender. Lender shall at all times have the right but not the obligation (a) to demand, collect, accept, receive and give receipts for any and all of the Proceeds; and (b) to direct any Person to pay or deliver any or all of the Proceeds directly to Lender. Nothing contained in this Deed of Trust shall be deemed to obligate Lender to make any inquiry as to the sufficiency of any Proceeds received by Lender. If for any reason Borrower receives any Proceeds, Borrower (i) shall immediately pay or deliver such Proceeds to Lender in the original form in which received by Borrower; (ii) shall endorse, with recourse, all checks, drafts, money orders, notes, and other instruments or documents representing such Proceeds to Lender; (iii) shall not commingle such Proceeds with any of Borrower's other funds or property; and (iv) shall hold such Proceeds separate and apart from its other funds and property in an express trust for Lender until paid or delivered to Lender.

2.8 Prosecution and Settlement of Claims. Prior to the occurrence of any Event of Default, Borrower shall have a license to prosecute and enforce the Insurance Claims, Condemnation Claims, and Property Claims (collectively, the "Claims"). Lender shall at all times have the right to appear in, defend, and prosecute any action or proceeding arising out of or relating to any or all of the Claims if Lender determines that such action is necessary or appropriate to protect Lender's interest in connection with the Obligations. Upon the occurrence of an Event of Default, Borrower's license to prosecute and enforce the Claims shall be revoked upon, and to the extent provided in, notice by Lender to Borrower. Following such revocation, Lender, at its option, shall have the exclusive right to prosecute and enforce any or all of the Claims to the extent provided in Lender's notice of revocation and to compromise, adjust, settle or dismiss any or all of the Claims, whether or not Lender has taken possession of the Property. Without

Lender's prior written consent, Borrower shall not (a) sell, transfer, pledge, hypothecate or otherwise dispose of or abandon any or all of the Claims; or (b) compromise, adjust, settle, or dismiss any or all of the Claims.

2.9 **No Liability by Lender**. Nothing contained in this Deed of Trust shall be deemed to obligate Lender to prosecute or enforce any or all of the Claims nor shall Lender have any liability or responsibility for any failure or delay by Lender in prosecuting or enforcing any or all of the Claims or to collect any or all of the Proceeds. Borrower shall at all times have the right to determine and follow its own policies and practices in the conduct of its business, subject to the terms and conditions of the Loan Documents. Nothing contained in this Deed of Trust nor Lender's receipt of any Proceeds shall result in any obligation or liability by Lender for the performance or observance of any of the terms of any document or Insurance Policies relating to any or all of the Claims or the Proceeds.

2.10 **Application of Proceeds**. Lender, at its option, shall have the right (a) to apply any or all Proceeds received by Lender to any or all of the Obligations in such order and manner as Lender shall determine, whether or not such Obligations are then due and payable and without regard to the adequacy or impairment of the security for the Obligations; (b) to release any or all of the Proceeds received by Lender for payment of the costs of repair or reconstruction of the Property on such terms and conditions as may be acceptable to Lender; or (c) to release any or all of the Proceeds received by Lender to Borrower on such terms and conditions as may be acceptable to Lender. If and to the extent that the Note provides for Borrower's payment of a prepayment charge, such prepayment charge shall not apply with respect to principal prepayments resulting from Lender's election to apply any Proceeds to the outstanding principal balance of the Note.

2.11 **Release of Proceeds for Reconstruction**. Without limiting the generality of Section 2.10 above, if Lender elects to release any Proceeds for repair or reconstruction of the Property, at Lender's option, such release shall be conditioned on Borrower's satisfaction of the following conditions within one hundred and twenty (120) days after the occurrence of the damage requiring the repair or reconstruction: (a) Borrower's deposit with Lender of such funds in addition to the Proceeds as Lender determines to be necessary to pay all direct and indirect costs relating to the repair or reconstruction of the Property; (b) the establishment of a procedure acceptable to Lender for Lender's disbursement of the Proceeds; (c) Lender's receipt and approval of final plans and specifications and a cost breakdown for the repair or reconstruction of the Property; (d) Lender's receipt and approval of (i) a general construction contract for the repair or reconstruction of the Property executed by Borrower and a contractor acceptable to Lender; and (ii) payment and performance bonds written on such general contractor issued by a surety acceptable to Lender; (e) evidence acceptable to Lender that (i) the repair and reconstruction of the Property can be completed and a final and unconditional certificate of occupancy for the Property can be issued not later than thirty (30) days before the maturity date of the Note; (ii) upon completion of the repair or reconstruction of the Property, the income from the Property will be sufficient to pay all Impositions, operating expenses of the Property and installment payments due in connection with the Loan and any Future Advances; (iii) leases acceptable to Lender will be in effect or remain in effect upon completion of the repair or reconstruction of the Property; (iv) upon completion of the repair or reconstruction of the Property, the fair market value of the Property will be at least as great as it was prior to the date on which the damage or condemnation occurred as shown in an appraisal acceptable to Lender; (v) there has been no adverse change in the financial condition of Borrower or any Guarantors since the date of this Deed of Trust; and (vi) no Event of Default exists; and (f) such additional conditions as Lender may establish.

2.12 **Taxes and Impositions**. Borrower (a) shall pay all Taxes at least ten (10) days before delinquency; and (b) shall pay all other Impositions when due. Upon Lender's request, Borrower shall deliver to Lender receipts and such other substantiating documentation as may be required by Lender to evidence payment of all Impositions by Borrower in accordance with this Section. Borrower shall cause to be furnished to Lender a reporting service for all Taxes of a type and duration and with a company acceptable to Lender.

2.13 **Impounds.**

(a) **Impound Account**. Upon not less than ten (10) days prior written notice by Lender to Borrower, Lender, at its option and without regard as to whether any Event of Default exists, shall have the right to require Borrower (1) to deposit with Lender, in monthly installments, an amount equal to one-twelfth (1/12th) of the estimated aggregate annual amount of any or all Impositions as may be designated by Lender (including Taxes and Insurance Premiums), as determined by Lender; and (2) establish with and pay to Lender a reserve for any or all Impositions as may be designated by Lender equal to two of the monthly installments described in clause (1) of this sentence. If Lender exercises its right to require Borrower to make such deposits with Lender, Borrower shall deliver to Lender all bills, statements, and invoices relating to the Impositions immediately upon Borrower's receipt of such items. The amounts deposited by Borrower with Lender pursuant to this Section 2.13 (collectively, the "Impound Funds") (i) shall not be deemed to be held by Lender in trust or as agent of Borrower; (ii) shall not bear interest, except as otherwise expressly required by law; (iii) shall be applied by Lender to the payment of the Impositions in such order of priority as Lender shall determine, provided Borrower has delivered to Lender the appropriate bills, statements and invoices relating to the Impositions not later than thirty (30) days prior to the due date thereof; and (iv) may be commingled by Lender with its general funds. If, at any time within thirty (30) days prior to the due date of any of the Impositions, Lender determines that the Impound Funds then held by Lender are insufficient to pay such Impositions in full, upon Lender's demand, Borrower shall deposit with Lender the amount of such deficiency, as determined by Lender. If the Impound Funds held by Lender exceed the amount necessary to discharge the Impositions for which such Impound Funds were deposited, Lender, at its option, may either refund such excess to Borrower or may hold such excess and reduce proportionately the periodic deposits required to be made by Borrower for payment of the Impositions.

(b) **Security Interest**. Borrower grants a security interest to Lender in all Impound Funds deposited by Borrower with Lender under this Section 2.13 to secure the Obligations. Upon the occurrence of any Event of Default, Lender, at its

option and without regard to the adequacy of any other collateral securing the Obligations, shall have the right to apply any or all of the Impound Funds to any or all of the Obligations in such amounts and order as Lender may determine.

(c) **Assignment; Reconveyance**. If Lender assigns this Deed of Trust, Lender shall have the right to transfer all Impound Funds held by Lender to Lender's assignee. Upon such transfer, Lender shall have no further liability of any kind with respect to the Impound Funds, and Lender's assignee shall be deemed to have assumed all liabilities of Lender with respect to the Impound Funds. Following full payment and performance of all of the Obligations and the reconveyance of the Property under this Deed of Trust, Lender shall refund to Borrower any Impound Funds then held by Lender.

(d) **No Liability for Insufficient Impound Funds**. Nothing contained in this Section 2.13 shall be deemed (i) to require Lender to pay any amounts on account of any Impositions in excess of the Impound Funds held by Lender; or (ii) to impair, prejudice or otherwise affect any of Lender's rights or remedies under this Deed of Trust or under applicable law to pay any or all of the Impositions if the Impound Funds then held by Lender are insufficient for such purposes and to add the amount paid by Lender to the Indebtedness.

2.14 Absolute Assignment of Rents and Profits.

(a) **Absolute Assignment**. Borrower absolutely, irrevocably and unconditionally grants, transfers and assigns to Lender all Rents and Profits. Prior to the occurrence of an Event of Default, Borrower shall have a license to collect and retain on the terms of this Section 2.14 all Rents and Profits as they become due and payable. Upon the occurrence of an Event of Default, Borrower's license to collect the Rents and Profits shall automatically be revoked without notice to Borrower. Following such revocation, Lender shall be entitled to collect and retain all Rents and Profits, whether or not Lender has taken possession of the Property, and Borrower shall immediately pay or deliver to Lender any Rents and Profits then held or thereafter collected by Borrower. All Rents and Profits collected by or on behalf of Lender may be applied by Lender to the Obligations in such order and amounts as Lender may determine. If Lender elects to seek the appointment of a receiver following the occurrence of an Event of Default, Borrower irrevocably and unconditionally consents to the appointment of a receiver without regard to the adequacy of the security for any of the Obligations. Notwithstanding anything to the contrary contained in this Deed of Trust, the assignment of Rents and Profits contained in this Section is an absolute assignment and not an assignment as security. Neither the assignment of Rents and Profits contained in this Section nor any action taken by Lender to collect the Rents and Profits shall be deemed to make Lender a mortgagee-in-possession of the Property or shall be deemed to render Lender directly or indirectly liable or responsible for (i) the use, control, condition, care, operation, occupancy, management, repair, or leasing of the Property; (ii) the production of Rents and Profits from the Property; or (iii) the performance or observance of any or all of Borrower's duties, obligations, representations, or warranties under any Leases or other agreements relating to the Rents and Profits. Lender shall have no responsibility or liability of any kind for any failure or delay by Lender in enforcing any of the terms or conditions of this Section 2.14.

(b) **Applications of Rents and Profits Prior to Revocation of License**. Borrower shall apply the Rents and Profits to the payment of all reasonable and necessary operating costs and expenses of the Property, installment payments due in connection with the Loan and any Future Advances, payment of Impositions, and a reasonable reserve for future reasonable and necessary expenses, repairs and replacements relating to the Property before using the Rents and Profits for any other purpose which does not directly benefit the Property.

(c) **Notices to Tenants**. Upon revocation of the license described in Section 2.14(a) above, Borrower irrevocably authorizes and directs all Tenants under the Leases to comply with any notice or demand by Lender for payment to Lender of any Rents and Profits or for the performance of any of the Tenant's other respective obligations under the Leases, regardless of any conflicting demand by Borrower or notice by Borrower to any Tenant that Lender's demand is invalid or wrongful. No Tenant shall have any duty to inquire as to whether any default by Borrower has occurred under the Loan Documents in connection with any notice or demand by Lender under this Section.

2.15 Sales, Transfers, and Further Encumbrances. Lender shall have the right, at its option and without notice to or demand on Borrower, to declare any or all Obligations to be immediately due and payable if any of the following events occurs without Lender's prior written consent: (a) the sale, conveyance, transfer, mortgage, encumbrance, lease (except for the leasing of space in the Improvements which is permitted under Section 2.19 below), or alienation of all or any part of the Property or any interest in the Property, whether voluntary or involuntary, or Borrower's grant of any option or agreement to effect any such transaction; (b) if Borrower or any General Partner or Manager of Borrower is a partnership, the admission, withdrawal, retirement or removal of any general partner of Borrower or any of Borrower's General Partners or Managers, or the sale or transfer of more than twenty-five percent (25%) of the beneficial interests in Borrower or any of Borrower's General Partners or Managers; (c) if Borrower or any General Partner or Manager of Borrower is a corporation, the sale or transfer of an aggregate of more than twenty-five percent (25%) of any class of stock in such corporation or the issuance by such corporation of additional stock to any Person who is not a shareholder in such corporation as of the date of this Deed of Trust; (d) if Borrower or any General Partner or Manager of Borrower is a limited liability company, the appointment, withdrawal, retirement or removal of any Manager of Borrower or any of Borrower's General Partners or Managers or the sale or transfer of more than twenty-five percent (25%) of the beneficial interests in Borrower or any of Borrower's General Partners or Managers; (e) if Borrower or any of Borrower's General Partners or Managers is a corporation, partnership, or limited liability company, the dissolution or liquidation of Borrower or any of Borrower's General Partners or Managers; or (f) any material change in the character or use of all or part of the Property, including drilling for or the extraction of oil, gas or any other hydrocarbon substance or the lease of all or any part of the Property for any such purpose. Without limiting the generality of any provision of this Deed of Trust (including Section 6.8 below), Lender's consent to any or all of the events described in this Section may be withheld by Lender in its sole and absolute discretion. Lender's consent to any event described in this Section shall not be deemed to be a consent to, or a waiver of the right to require such consent for, any other event. For purposes of this Deed of Trust, (i) the term

"partnership" includes a general partnership, limited partnership, limited liability partnership, and joint venture; and (ii) the term "Manager" means any Person who is acting as a manager of a limited liability company, including any member who is acting in such capacity.

2.16 **Request for Lender's Consent to Transfers**. All requests by Borrower for Lender's consent under Section 2.15 above (a) shall specifically describe the transaction with respect to which Lender's consent is requested; (b) shall be delivered to Lender not less than thirty (30) days before Borrower proposes to take the action with respect to which Lender's consent is requested; (c) shall be accompanied by complete and accurate copies of all documents relating to the transaction with respect to which Lender's consent is requested, including financial statements and other information regarding the proposed transferee; and (d) shall be accompanied by a non-refundable review fee payable to Lender in the amount of $750. Borrower acknowledges and agrees that Lender's right to withhold its consent, in its sole and absolute discretion, to any or all of the events described in Section 2.15 above is based, in part, on the fact that Borrower's particular financial condition, credit history, character, experience, ability and expertise, as represented by Borrower to Lender, were material and important factors in Lender's decision to make the Loan, and that Lender will continue to rely on such matters to insure satisfactory compliance with the Loan Documents during the entire term of the Loan. If Lender, in its sole and absolute discretion, consents to any of the transactions described in Section 2.15 above, (i) such consent shall not be deemed to release Borrower or any other Person liable for payment or performance of the Obligations, and Borrower and such Persons shall continue to remain liable for payment and performance of the Obligations in accordance with the terms of the Loan Documents, unless expressly released pursuant to a further written agreement signed by Lender; and (ii) such consent shall be conditioned on [A] the payment to Lender of all costs, fees, and expenses incurred by Lender in connection with its review, analysis, and preparation of documents with respect to the proposed transaction, including all attorneys' fees and costs incurred by Lender; and [B] the satisfaction of such other conditions as Lender, in its sole and absolute discretion, may establish in connection with the proposed transaction. Nothing contained in this Section constitutes or shall be construed as an agreement by Lender to consent to any or all of the transactions described in Section 2.15 above or to impair or otherwise affect in any way Lender's right to withhold its consent to any or all of such transactions in Lender's sole and absolute discretion.

2.17 **Subordinate Mortgages**. If Lender consents to any other Lien on the Property ("Subordinate Mortgage"), or if the prohibition on Borrower's execution of any Subordinate Mortgage is unenforceable under applicable law, Borrower shall not execute any Subordinate Mortgage unless Borrower has first delivered to Lender a written agreement, acceptable to Lender, executed by the holder of the Subordinate Mortgage which provides that (a) the Subordinate Mortgage is and shall at all times remain unconditionally subject and subordinate to this Deed of Trust; (b) if any action or proceeding is commenced to foreclose the Subordinate Mortgage, no Tenant under any Lease shall be named as a defendant in such action or proceeding, nor shall such action or proceeding terminate any Lease, without Lender's prior written consent; (c) all Rents and Profits, whether collected directly by the holder of the Subordinate Mortgage or through a receiver, shall be applied first to the Obligations, second to the payment of the Impositions, and thereafter to payment of maintenance and operating costs relating to the Property; and (d) the holder of the Subordinate Mortgage shall give written notice to Lender not later than ten (10) days prior to commencing any judicial or nonjudicial action or proceeding to foreclose the Subordinate Mortgage. Borrower acknowledges and agrees that Lender's determination as to whether or not to grant its consent to any proposed Subordinate Mortgage shall be based upon, among other things, the debt coverage ratio of the combined Obligations secured by this Deed of Trust and the indebtedness to be secured by such proposed Subordinate Mortgage, in addition to such other factors as Lender, in its sole and absolute discretion, shall determine to be relevant or appropriate.

2.18 **Fixtures**. Notwithstanding Section 2.15 above, Borrower may from time to time replace any Fixtures constituting a part of the Property in the ordinary course of Borrower's business, provided that (a) the replacement property for such Fixtures is at least equivalent in value, character, and quality to the Fixtures being replaced; (b) Borrower has good and marketable title to such replacement property free and clear of all liens, claims, and interests other than the lien of this Deed of Trust; and (c) this Deed of Trust shall constitute a first lien on such replacement Property.

2.19 **Permitted Leasing; Residential Exclusion; Assignment of and Compliance with Leases**. Notwithstanding Section 2.15 above, Borrower shall have the right to enter into Leases in the ordinary course of Borrower's business without Lender's prior written consent, provided that all of the following conditions are satisfied: (a) the term of such Lease, including any extension or renewal options, does not exceed a total of five (5) years and the premises which are the subject of such Lease contain less than twenty percent (20%) of the total rentable square footage of the Improvements; (b) the form used for such Lease represents a commercially reasonable lease form or has been approved in writing by Lender prior to Borrower's execution of the Lease; (c) the rental and all other charges under such Lease (i) are not more favorable to the Tenant than pro forma rental and other charges which have been approved in writing by Lender not more than six (6) months prior to Borrower's execution of such Lease, and such approval has not been modified or revoked at the time the Lease is executed by Borrower; or (ii) are at the then current fair market rate for comparable space and represent terms agreed upon in a bona fide arm's length lease transaction with a tenant who is not in any way affiliated with Borrower; (d) such Lease is unconditionally subordinate to this Deed of Trust and contains an attornment provision consistent with Section 2.20 below; (e) no Event of Default has occurred and is continuing at the time of Borrower's execution of such Lease; and (f) Borrower provides Lender with an accurate and complete copy of such Lease within ten (10) business days after such Lease is executed by Borrower. The foregoing provisions of this Section 2.19 shall not apply to residential Leases. Upon Lender's request, Borrower (i) shall execute, acknowledge and deliver to Lender an absolute and unconditional assignment acceptable to Lender of all of Borrower's interest in all Leases and all guaranties of and security for the Tenants' respective obligations under the Leases, and (ii) shall promptly deliver to Lender a true and complete copy of residential Leases. Borrower shall perform and discharge all obligations of the lessor under the Leases in accordance with the terms thereof and shall diligently enforce all remedies available to Borrower in a commercially reasonable manner in the event of a default by the Tenant under any Lease.

2.20 **Attornment at Lender's Option**. Each Tenant who enters into a Lease for the Property after the date of recordation of this Deed of Trust (each such Lease is referred to as a "Subordinate Lease") and who has not entered into a written

non-disturbance and attornment agreement with Lender shall be deemed to have agreed to attorn to Lender and accept Lender as the landlord under its Lease on the terms of this Section. If Lender acquires title to the Property by judicial or nonjudicial foreclosure under this Deed of Trust or by deed in lieu of foreclosure under this Deed of Trust, Lender, at its option, shall have the right to require any or all Tenants under Subordinate Leases to attorn to and accept Lender as the landlord under such Tenant's Subordinate Lease (the "Attornment Option") by giving written notice to such Tenant within thirty (30) days after the date on which Lender acquires title to the Property (the "Acquisition Date"). If Lender exercises the Attornment Option with respect to any Subordinate Lease, such attornment shall be effective and self-operative as of the Acquisition Date without the execution of any further documents on the part of the Tenant, Lender, or any other party, and the Tenant under the Subordinate Lease shall be bound to Lender under all of the terms, covenants, and conditions of the Subordinate Lease for the remaining balance of the term thereof, with the same force and effect as if Lender were the landlord under such Lease. Whether or not Lender exercises its Attornment Option with respect to any Subordinate Lease, Lender (except to the extent required by applicable law) (a) shall not be liable for any act or omission of any prior landlord under any Subordinate Lease, including Borrower; (b) shall not be subject to any offset, defense, or claim which any Tenant may have against any prior landlord under any Subordinate Lease, including Borrower; (c) shall not be obligated (i) to return any security deposit now or hereafter paid by any Tenant; (ii) to return any prepaid rent or other amounts prepaid by any Tenant; or (iii) to grant any Tenant a credit for any such security deposit, prepaid rent or other prepaid amounts (excluding monthly rent and other charges which have not been prepaid for more than one month in advance), except to the extent, if any, that Lender has actually and unconditionally received such security deposit, prepaid rent or other prepaid amounts; and (d) shall not be obligated to complete the construction of any or all Improvements. Without limiting the terms of this Section, upon Lender's request, each Tenant under a Subordinate Lease shall execute and deliver to Lender any document which Lender determines to be necessary or appropriate to evidence such Tenant's attornment to Lender on the terms of this Section, including a new lease with Lender on the same terms and conditions as the Subordinate Lease for a term equal to the unexpired term of the Subordinate Lease. Nothing contained in this Section shall be deemed to obligate Lender to recognize any Subordinate Lease or accept an attornment by any Tenant upon Lender's acquisition of title to the Property. If Lender elects not to exercise the Attornment Option within the time period specified in this Section with respect to any Subordinate Lease, such Subordinate Lease and all of the rights, privileges and powers of the Tenant thereunder shall automatically terminate and shall be of no further force or effect from and after the Acquisition Date.

2.21 __Termination or Modification of Leases__. Without Lender's prior written consent, and except as otherwise expressly permitted by the Loan Documents (including Section 2.22 below), Borrower shall not (a) terminate, cancel, accept a surrender of, agree to any material modification to, or waive any of Borrower's material rights under any of the Leases, except cancellation of a Lease based on a material default by the Tenant thereunder; (b) collect rent under any of the Leases for more than one (1) month in advance; (c) agree to subordinate any of the Leases to any other Lien; (d) discount the rent or other amounts payable under any of the Leases or release any Tenant or any other party liable for the performance of any Tenant's obligations under any of the Leases; (e) consent to any sublease or to the assignment of all or part of any Tenant's interest under the Leases; or (f) in any other manner impair Lender's rights with respect to or interest in the Rents and Profits. Any attempted termination, cancellation, surrender, modification, or subordination of a Lease in violation of this Section shall be void. Borrower shall give immediate written notice to Lender of (i) any material default by any Tenant under any of the Leases; (ii) any notice received by Borrower from any Tenant under any of the Leases claiming any material default or material breach by Borrower under such Tenant's Lease; and (iii) any other material default by Borrower under any of the Leases of which Borrower is aware. Upon Lender's request, Borrower shall furnish to Lender all material information which Lender may reasonably require regarding Borrower's or any Tenant's performance under any or all of the Leases. The foregoing provisions of this Section 2.21 shall not apply to residential Leases.

2.22 __Permitted Lease Modifications__. Notwithstanding Section 2.21 above, and provided that no Event of Default has occurred and is continuing under the Loan Documents, Borrower shall have the right to enter into a modification, amendment, or supplement to a Lease (referred to collectively as a "Lease Modification") without Lender's prior written consent, provided that (a) the Lease Modification (i) is and at all times remains subordinate to this Deed of Trust; (ii) is not material in nature; (iii) does not affect the rent (including base rent, percentage rent, and common areas charges) payable by the Tenant, term, or any other monetary or economic term of such Lease; (iv) does not modify in any material respect the permitted use of the premises under such Lease; (v) does not change the identity of the Tenant under such Lease; (vi) does not materially increase any obligation of the landlord under such Lease; and (vii) Borrower provides Lender with a complete and accurate copy of the Lease Modification within ten (10) business days after such Lease Modification becomes effective, or (b) the Lease is a residential Lease.

2.23 __Lender's Approval of New Leases and Lease Modifications__. Provided that no Event of Default has occurred and is continuing under the Loan Documents, Lender shall exercise its right to grant or withhold its approval of any proposed new Lease ("New Lease") or Lease Modification which requires Lender's approval under the terms of the Loan Documents in Lender's good faith business judgment. Lender shall give written notice to Borrower of Lender's approval or disapproval of any New Lease or Lease Modification which requires Lender's approval following Lender's receipt of a complete and accurate copy of the New Lease or Lease Modification, as applicable, together with current financial statements for the Tenant thereunder and such other information regarding the New Lease or Lease Modification, as applicable, as Lender reasonably may request in order to enable Lender to make a reasonably informed decision with respect to the New Lease or Lease Modification. Borrower may enter into a New Lease or Lease Modification which requires Lender's approval prior to obtaining such approval, provided that the New Lease or Lease Modification, as applicable, and the Borrower's obligations thereunder are expressly conditioned on Borrower obtaining Lender's approval.

2.24 **Financial Statements and Information; Books and Records; Estoppel Certificates; Management.**

(a) Financial Statements. Within ninety (90) days after the close of Borrower's fiscal year, Borrower shall deliver to Lender a balance sheet and a statement of profit and loss for Borrower for such fiscal year. Within ninety (90) days after the close of the fiscal year for (a) each Guarantor; (b) each general partner of Borrower ("General Partner"), if Borrower is a partnership; and (c) each Manager of Borrower, if Borrower is a limited liability company, Borrower shall cause each such Guarantor, General Partner, and Manager to provide Lender with a balance sheet and a statement of profit and loss for such Guarantor, General Partner, and Manager for such fiscal year. Borrower shall cause all financial statements furnished to Lender under this Section to be certified by the party to whom such statements apply. If Borrower or any Guarantor, General Partner or Manager has audited financial statements prepared, Borrower shall cause a copy of such audited financial statements to be delivered to Lender within thirty (30) days after such statements are received by Borrower or the Person to whom such statements apply. Borrower and each Person whose financial statements are provided to Lender under this Section shall, by submitting such statements to Lender, be conclusively deemed to have certified to Lender, in addition to any other certifications contained in such statements, that the financial statements furnished to Lender (i) are accurate and complete in all material respects as of the dates appearing thereon; (ii) present fairly the financial condition and results of operations of the Person to whom the statements apply as of the date and for the period shown in such statements; and (iii) disclose all material suits, actions, proceedings and contingent liabilities affecting the Person to whom the financial statements apply. Borrower shall provide Lender with such other information concerning the financial condition and affairs of Borrower, the Guarantors, the General Partners, and Managers as Lender may reasonably require within ten (10) business days after Lender's request for such information. Borrower shall deliver to Lender, or cause to be delivered to Lender, a complete and accurate copy of each federal income tax return filed by Borrower and any Guarantor, General Partner, and Manager within thirty (30) days after the date on which each such return is filed.

(b) Financial Information. Lender, at its option and in its sole discretion, shall have the right to request Borrower to deliver to Lender, within ten (10) days of Lender's request, updated financial information, including without limitation; a balance sheet and profit and loss statement (if Borrower is a business entity), provided that such request shall be limited to one time per year unless there exists an uncured Event of Default. Borrower acknowledges that in connection with Lender's periodic review of Borrower's credit, Borrower authorizes Lender to make inquiries it deems necessary and prudent for the purposes of (i) analyzing the financial information provided to Lender, (ii) evaluating and re-verifying, from time to time, the credit-worthiness and financial condition of Borrower and, if applicable, the Guarantors and the General Partners or Managers of Borrower, and (iii) evaluating the Property.

(c) Operating Statements. If the Property consists of a Commercial Project, within ninety (90) days after the end of each calendar year, and within ten (10) business days after Lender's request from time to time, Borrower shall deliver to Lender an accurate and complete annual operating statement for the Property for the immediately preceding calendar year or twelve (12) month period, as applicable. All such operating statements shall be in a form reasonably acceptable to Lender and shall contain such detail as Lender may require to provide Lender with a complete and accurate statement of all income, receipts, payments, rents, reimbursements, deposits, and other revenues of every kind from the Property and all operating expenses of every kind paid or incurred with respect to the Property, including taxes, insurance, utilities, salaries, wages and personnel costs, leasing costs and commissions, maintenance and repair costs, legal and accounting fees and expenses, advertising and promotion costs, management fees, and expenditures for capital improvements. Each operating statement delivered by Borrower to Lender under this Section shall be signed by Borrower and shall be certified as being accurate and complete by Borrower. At any time after Lender's receipt of any of the operating statements described in this Section or in Section 2.25(f) below, within ten (10) business days after Lender's request, Borrower shall deliver to Lender copies of such invoices, bank statements, canceled checks, and other supporting documentation as Lender may designate to substantiate any or all matters reflected in the operating statements received by Lender.

(d) Rental Statements. If the Property consists of a Commercial Project, within ninety (90) days after the end of each calendar year, and within ten business (10) days after Lender's request from time to time, Borrower shall deliver to Lender an accurate and complete rent statement for the Property (the "Rent Statement") as of the last day of the most recent calendar month showing (i) the leasing status of all space in the Buildings, including information as to whether such space is vacant or subject to a Lease; and (ii) with respect to each space in the Buildings that has been leased, [A] the name of the Tenant renting the space; [B] the premises occupied by each of the Tenants; [C] the current monthly rent and all other amounts payable by such Tenant under such Lease; [D] the total amount of all prepaid rent received by Borrower from such Tenant; [E] the total amount of any security deposit or other deposit received by Borrower from such Tenant; [F] the expiration date of the term of such Lease or nature of the tenancy under such Lease; [G] the rent payment dates and the amount of any delinquent rent or other payments owing by such Tenant; [H] extension or renewal options under the Leases; [I] any rent or other concessions granted to, and any claims or offsets asserted by, any Tenants; and [J] such other information as Lender may designate. Each Rent Statement delivered by Borrower to Lender under this Section or Section 2.25(f) below shall be signed by Borrower and shall be certified as being accurate and complete by Borrower.

(e) Books and Records. If the Property consists of a Commercial Project, Borrower shall keep and maintain complete and accurate Books and Records at Borrower's principal place of business, and Borrower shall not remove the Books and Records from such location without Lender's prior written consent. Lender shall have access to the Books and Records at all reasonable times upon reasonable prior notice [which shall not be less than three (3) business days] for the purposes of examination, inspection, verification, copying and for any other reasonable purpose. The Books and Records shall include a complete and accurate record of all costs incurred and payments made in connection with the design, construction, improvement, development, use, ownership, operation, maintenance, repair, and marketing of the Property. If (i) Borrower fails to provide Lender with any annual financial statement or income tax return, annual operating statement, or annual Rent Statement which Borrower is required to deliver to Lender under Sections 2.25(a), 2.25(c) and 2.25(d) above within the required time period; and (ii) Borrower fails to cure such failure

within thirty (30) days after the date on which the latter of two separate written notices is given by Lender to Borrower (the second of which shall be given by Lender not sooner than ten (10) days after the date on which the first of such notices is given) notifying Borrower of such failure and of the fact that a late charge in the amount of $750 will be imposed on Borrower if Borrower fails to cure the failure within the time provided by this Section, then Borrower immediately shall pay to the Lender a late charge in the amount of $750. Borrower agrees that the actual damages suffered by Lender because of any failure to deliver the information described in the immediately preceding sentence are extremely difficult and impracticable to ascertain, and the late charge described in this Section represents a reasonable attempt to fix such damages under the circumstances existing at the time this Deed of Trust is executed. Lender's acceptance of such late charge shall not constitute a waiver of any breach by Borrower of its obligation to provide the information required by Section 2.25 of this Deed of Trust or any of the other terms of the Loan Documents and shall not affect Lender's right to enforce any of its rights and remedies against Borrower or any other any Person under the Loan Documents.

(f) __Additional Reports and Information__. If the Property consists of a Commercial Project, within ten (10) business days after Lender's request from time to time, Borrower shall deliver to Lender such additional information available to Borrower and reports as Lender may reasonably request concerning the Property and the business and affairs of Borrower or any Guarantor, General Partner, or Manager, including (i) a balance sheet and profit and loss statement for the most recent fiscal year and for the most recent fiscal year-to-date quarterly period or periods of Borrower or any Guarantor, General Partner, or Manager, each of which shall be certified and otherwise prepared in accordance with the requirements of Section 2.25(a) above; (ii) quarterly or monthly operating statements from Borrower for the Property for each calendar quarter or month containing the same detailed information required to be included in the operating statements described in Section 2.25(c) above; (iii) quarterly or monthly Rent Statements from Borrower for the Property for each calendar quarter or month containing the same detailed information required to be included in the Rent Statements described in Section 2.25(d) above; (iv) copies of all financial statements and reports that Borrower sends to its partners or shareholders, if any; (v) copies of all reports which are available for public inspection or which Borrower is required to file with any Governmental Authorities; (vi) a certificate executed by Borrower, dated within ten (10) business days of the date of delivery of such certificate to Lender, stating that Borrower knows of no Event of Default under the Loan Documents or, if an Event of Default exists, stating the nature of the default and what action Borrower has taken or proposes to take with respect to such Event of Default; (vii) complete and accurate as-built plans for all Buildings located on the Land, if to the extent such plans are in Borrower's possession or control; (viii) complete and accurate copies of all Leases and any currently effective letters of intent or proposals to lease all or part of the Property received or made by or behalf of Borrower; and (ix) the most recent years' federal income tax returns for Borrower or any Guarantor, General Partner, or Manager. All financial statements that are required to be provided to Lender under this Section 2.25 shall be on Lender's standard form of financial statement or on such other form as may be reasonably acceptable to Lender. Lender may exercise its rights to require additional reports and information under this Section at any time and from time to time on such periodic basis as Lender reasonably shall determine to be necessary or appropriate, including annual requests on the anniversary of the date of recordation of this Deed of Trust.

(g) __Notice of Certain Matters__. Borrower shall promptly notify Lender in writing of (i) any claim, demand, right, or Lien relating to the Property which may be adverse to the lien of this Deed of Trust; (ii) any material loss, depreciation, or adverse change in the value of the Property and any other occurrence which may materially and adversely affect Lender's lien on the Property; (iii) any material adverse change in Borrower's ability to perform any or all of the Obligations; (iv) any event or condition which constitutes an Event of Default; and (v) any dispute between Borrower and any Governmental Authority relating to the Property which may have a material adverse effect on the Property.

(h) __Estoppel Certificates__. Within ten (10) business days after Lender's request, Borrower shall deliver to Lender a written statement signed and acknowledged by Borrower and certified by Borrower to be accurate stating (i) the original principal amount of the Note; (ii) the unpaid principal balance of the Note and the amount of all other monetary Obligations secured by this Deed of Trust; (iii) the rate of interest on the unpaid principal balance of the Note; (iv) the terms of payment and maturity date of the Note; (v) the date installments of interest, principal, or both principal and interest were last paid; (vi) that, except as specifically provided in such statement, there are no defaults by Borrower under the Loan Documents or events which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents; (vii) that the Loan Documents are valid, legal and binding obligations of Borrower and have not been modified (or if modified, stating the specific terms of such modification); (viii) whether Borrower contends that any offsets or defenses exist against the Obligations secured by this Deed of Trust and whether Borrower has any claims of any kind against Lender and, if so, a detailed description of such offsets, defenses, and claims; (ix) that all Leases affecting the Property identified in a current Rent Statement are in full force and effect (or if any of such Leases is not in full force, stating the basis on which the Lease has been terminated or cancelled); (x) the date to which the rents have been paid pursuant to all Leases affecting the Property; (xi) whether or not, to the best of Borrower's knowledge, any of the Tenants under the Leases affecting the Property are in default under such Leases and, if any of Tenants is in default, setting forth the specific nature of all such defaults; (xii) the amount of security deposits held by Borrower under each Lease affecting the Property and that such amount is consistent with the amounts required under each Lease; and (xiii) such other information with respect to the Obligations, the Loan Documents, the Property, or the Leases as Lender may reasonably require, including evidence acceptable to Lender of Borrower's compliance with any of the terms of the Loan Documents which are specifically identified in Lender's request. With respect to all statements, information and reports that Borrower submits to Lender pursuant to this Deed of Trust, including pursuant to this Section 2.25, Borrower shall be deemed conclusively to have certified to Lender, whether or not such statements, information or reports have been signed by Borrower, that [A] such statements, information and reports are accurate and complete in all material respects as of the date or for such periods as may be shown in the statements, information, and reports; and [B] such statements, information, and reports do not omit to state any facts or other information so as to make the statements, information, or reports submitted to Lender misleading in any material respect.

(i) __Management__. The Property shall be managed by either (a) Borrower or an entity affiliated with Borrower who has been approved by Lender, provided that the Lender determines that Borrower or such affiliated entity is at all times managing the Property in accordance with good quality and generally accepted management practices for properties similar to the

Property; or (b) a professional property management company acceptable to Lender. If the Property is managed by an entity affiliated with Borrower or a professional property management company, such management shall be pursuant to a written management agreement acceptable to Lender.

2.25 Inspection. Lender shall have the right at all reasonable times (a) upon reasonable prior written or telephonic notice (except that no such notice shall be required in the case of an emergency or any inspection limited to the public areas or common areas of the Property) to enter upon and inspect the Property, including any entry which Lender determines is necessary or appropriate in connection with enforcing or exercising any right, remedy or power available to or conferred on Lender under the Loan Documents; (b) to contact any Person to verify any information provided or disclosed by Borrower to Lender; and (c) to release such information regarding the Property, Borrower, or the Obligations as Lender may determine to be necessary or appropriate in connection with enforcing or exercising any right, remedy or power available to or conferred on Lender under the Loan Documents. Lender shall have no obligation or duty to inspect the Property or the Books and Records, and all such inspections by Lender shall be for Lender's sole benefit and not for the benefit of Borrower or any other Person.

2.26 Defense of Actions and Protection of Security by Borrower. Borrower shall appear in and defend any action or proceeding commenced by any Person other than Lender which affects or which Lender determines may affect any or all of the following: (a) the Property; (b) the Insurance Claims, Condemnation Claims, or Property Claims; (c) Lender's, Trustee's or Borrower's respective rights and obligations under the Loan Documents; (d) the Obligations; or (e) any other transaction or matter which affects Lender by reason of its interest in the Property. Borrower shall promptly commence and diligently prosecute all actions and proceedings which are necessary or appropriate or which Lender determines may be necessary or appropriate to do any or all of the following: (i) prevent any damage, destruction, or injury to the Property; (ii) enforce or recover upon the Insurance Claims, Condemnation Claims or Property Claims or collect the Insurance Proceeds, Condemnation Proceeds, or Property Proceeds; or (iii) to preserve, protect, maintain, and defend the Property and Lender's lien thereon.

2.27 Leasehold Estates. The following provisions in this Section 2.28 shall apply only if this Deed of Trust encumbers a Ground Lease:

(a) Borrower's Obligations under Ground Lease. If this Deed of Trust encumbers a Ground Lease, Borrower (i) shall perform all obligations of the tenant under the Ground Lease and shall not permit or suffer any default by Borrower under the terms of the Ground Lease; (ii) shall not amend, modify, terminate, cancel, or surrender its interest in the Ground Lease without Lender's prior written consent; (iii) shall give immediate written notice to Lender of [1] any default by the landlord under the Ground Lease (the "Lessor"); [2] any notice received by Borrower from the Lessor of any default by Borrower under the Ground Lease; and [3] any other default by Borrower under the Ground Lease of which Borrower is aware; and (iv) shall furnish to Lender all information which Lender may require regarding Borrower's performance under the Ground Lease.

(b) Leasehold Estate. Whenever the context of this Deed of Trust so requires, the term Property shall be deemed to include the leasehold estate under the Ground Lease and any other interest of Borrower in the real property which is the subject of the Ground Lease.

(c) Acquisition of Title. If Borrower shall, directly or indirectly, acquire fee title or any other estate or interest in the real property which is the subject of the Ground Lease, this Deed of Trust shall attach to and encumber such fee title or other estate or interest without further action by Borrower, Trustee or Lender.

(d) No Merger. There shall be no merger of the leasehold estate arising under the Ground Lease with all or any portion of the fee estate in the real property which is the subject of the Ground Lease by reason of the fact that such leasehold estate may be held by any Person who shall hold all or any portion of such fee estate in the real property which is the subject of the Ground Lease, unless Lender shall expressly agree otherwise in writing.

(e) Cure Rights. If Borrower fails to perform any of its obligations as tenant under the Ground Lease, Lender shall have the right to pay or perform any or all of such obligations in such manner and to such extent as Lender determines to be necessary or appropriate to preserve or protect the security for the Obligations. All costs and expenses, including without limitation attorneys' fees, incurred by Lender in connection with the payment or performance of such obligations shall be payable by Borrower to Lender on Lender's demand, shall bear interest at the rate specified in the Note from the date of expenditure, and shall be deemed to be secured by this Deed of Trust and all other agreements given by Borrower to secure the Note. Nothing contained in this Deed of Trust shall be construed to obligate Lender to pay or perform any of Borrower's obligations under the Ground Lease, and no election by Lender to pay or perform such obligations shall constitute a waiver of any default by Borrower under this Deed of Trust.

2.28 Enforcement of Covenants and Restrictions. If any of the Covenants and Restrictions apply to Persons owning or occupying real property which is adjacent to or in the vicinity of the Property, Borrower shall diligently enforce the Covenants and Restrictions against such Persons if (a) such Persons have breached their obligations under the Covenants and Restrictions; and (b) such breach has not been cured by such Persons within ninety (90) days after a request by Lender to Borrower to enforce the Covenants and Restrictions.

2.29 Appraisals. Upon receipt of written notice from Lender that either Lender or a federal or state regulatory agency having jurisdiction over Lender reasonably believes that the fair market value of the Property may have substantially declined since the date of Lender's last appraisal of the Property, Borrower shall obtain, as promptly as possible and at Borrower's expense, an updated

Appraisal of the Property, in form and substance satisfactory to Lender and such regulatory agency from an appraiser satisfactory to Lender in its sole discretion.

2.30 Agricultural Property. If the Property consists in whole or in part of agricultural property, Borrower (a) shall farm the same using good and proper practices of husbandry; (b) shall keep all crops, trees and vines on the Property properly cultivated, irrigated, fertilized, sprayed, fumigated and maintained; and (c) shall promptly replace all dead or unproductive crops, trees or vines.

2.31 Further Assurances. Upon Lender's request, Borrower shall execute, acknowledge and deliver to Lender such further documents and agreements and take such further actions as Lender may reasonably require from time to time to effectuate or carry out the purposes of the Loan Documents or to evidence, perfect, maintain, preserve or protect Lender's lien on the Property, including Borrower's execution of security agreements, assignments, financing statements, and continuation financing statements. Upon Lender's request, Borrower shall execute, acknowledge and deliver to Lender an assignment acceptable to Lender of such additional rights, privileges, Governmental Permits, and documents relating to the Property as Lender may reasonably determine to be necessary or appropriate in connection with the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property.

ARTICLE 3

EVENTS OF DEFAULT

Lender, at its option, shall have the right to declare Borrower to be in default under this Deed of Trust and the other Loan Documents upon the occurrence of any or all of the following events:

3.1 Payment of Note and Other Monetary Obligations Under Loan Documents. If Borrower fails to pay any of its indebtedness under the Note or perform any of its other obligations under the Loan Documents or under any other document with Lender requiring the payment of money to Lender or any third Person within ten (10) days after the date on which such indebtedness or monetary obligation is due; provided, however, that the ten (10) day grace period contained in this Section 3.1 shall not apply to Borrower's obligation to pay the outstanding principal balance and all accrued but unpaid interest under the Note on the stated maturity date of the Note;

3.2 Performance of Non-Monetary Obligations Under Other Loan Documents. If Borrower breaches or otherwise fails to perform any of its non-monetary obligations to Lender or any third Person under any of the Loan Documents or under any other document with Lender when due;

3.3 Other Agreements with Lender. If Borrower fails to pay any of its indebtedness or to perform any of its obligations under any document between the Borrower and Lender (other than the Loan Documents) when due;

3.4 Misrepresentation. If any request, statement, information, certification, or representation, whether written or oral, submitted or made by Borrower to Lender in connection with the Loan or any other extension of credit by Lender to Borrower is false or misleading in any material respect;

3.5 Insolvency of Borrower. If (a) a petition is filed by or against Borrower under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law; (b) a receiver, liquidator, trustee, custodian, sequestrator, or other similar official is appointed to take possession of Borrower or the Property, or Borrower consents to such appointment; (c) Borrower makes an assignment for the benefit of creditors; (d) Borrower takes any action in furtherance of any of the foregoing; or (e) there is a material adverse change in Borrower's financial condition as represented to Lender in connection with Lender's approval of the Loan and Lender reasonably determines that such change materially impairs Borrower's ability to perform any or all of the Obligations; provided, however, that Borrower shall have thirty (30) days within which to cause any involuntary bankruptcy proceeding to be dismissed or the involuntary appointment of any receiver, liquidator, trustee, custodian, or sequestrator to be discharged. The cure provision contained in this Section shall be in lieu of, and not in addition to, any and all other cure provisions contained in the Loan Documents;

3.6 Insolvency of Other Persons. If any of the events specified in parts (a) through (e) of Section 3.5 above occurs with respect to (a) any General Partner of Borrower, if Borrower is a partnership; (b) any of the Guarantors; or (c) any Manager of Borrower, if Borrower is a limited liability company;

3.7 Performance of Obligations to Senior Lien Holders or Third Persons. If (i) Borrower fails to pay any of its indebtedness or to perform any of its obligations under any agreement between Borrower and any other Person who holds a Lien senior to this Deed of Trust when due; or (ii) Borrower fails to pay any of its indebtedness or to perform any of its obligations when due under any other material document between Borrower and any other Person. Nothing contained in this Section constitutes or shall be construed as Lender's consent to any Lien being placed on the Property which is senior to the lien of this Deed of Trust;

3.8 Attachment. If all or any material part of the assets of Borrower, any of the Guarantors, or any General Partner or Manager of Borrower are attached, seized, subjected to a writ or levied upon by any court process and Borrower fails to cause such attachment, seizure, writ or levy to be fully released or removed within sixty (60) days after the occurrence of such event. The cure

provision contained in this Section shall be in lieu of, and not in addition to, any and all other cure periods contained in the Loan Documents;

3.9 **Injunctions**. If a court order is entered against Borrower, any of the Guarantors, or any General Partner or Manager of Borrower enjoining the conduct of all or part of such Person's business and Borrower fails to cause such injunction to be fully stayed, dissolved or removed within sixty (60) days after such order is entered. The cure provision contained in this Section shall be in lieu of, and not in addition to, any and all other cure periods contained in the Loan Documents;

3.10 **Dissolution**. If Borrower, any of the Guarantors, or any General Partner or Manager of Borrower is a corporation, partnership, limited liability company or trust, the dissolution, liquidation, or termination of existence of such Person;

3.11 **Transfers of Partnership Interests**. If Borrower is a partnership (a) the admission, withdrawal, death, retirement, or removal of any General Partner of Borrower; (b) the sale or transfer of an aggregate of more than twenty-five percent (25%) of the beneficial interests in Borrower; or (c) Lender's receipt of any conflicting written instructions or written demands relating to the Loan from any partners of Borrower which Lender reasonably determines have a material adverse effect on Lender's ability to service or administer the Loan;

3.12 **Transfers of Corporate Ownership**. If Borrower is a corporation, the sale or transfer of an aggregate of more than twenty-five percent (25%) of any class of stock in such corporation or the issuance by such corporation of additional stock to any Person who is not a shareholder in such corporation as of the date of this Deed of Trust;

3.13 **Transfer of Manager's Interests**. If Borrower is a limited liability company, (a) the appointment, withdrawal, death, retirement or removal of any Manager of Borrower; (b) the sale or transfer of an aggregate of more than twenty-five percent (25%) of the beneficial interests of Borrower; or (c) Lender's receipt of any conflicting written instructions or written demands relating to the Loan from any members of Borrower which Lender reasonably determines have a material adverse effect on Lender's ability to service or administer the Loan;

3.14 **Death; Incompetency**. If Borrower, any of the Guarantors, or any General Partner or Manager of Borrower is an individual, the death or incompetency of such Person, except where applicable law limits or prohibits Lender's declaration of a default based on such occurrences; provided, however, that Lender shall not declare an Event of Default to exist based solely on the death or mental incompetence of any individual Guarantor, General Partner, or Manager if, within ninety (90) days after the occurrence of such event, (a) in the case of the death or mental incompetence of a Guarantor, Borrower causes a substitute guarantor to execute and deliver to Lender a continuing guaranty in the form previously executed by the affected Guarantor, and Lender in good faith determines that such substitute guarantor's financial condition is comparable to that of the affected Guarantor and that such substitute Guarantor is otherwise reasonably acceptable to Lender; and (b) in the case of the death or mental incompetence of a General Partner or Manager, Borrower causes a substitute general partner or manager, as applicable, to be admitted to Borrower or appointed, and Lender in good faith determines that the financial condition, credit history, character, experience, ability and expertise of such substitute general partner or manager are comparable to the affected General Partner or Manager and that such substitute general partner or manager is otherwise acceptable to Lender;

3.15 **Impairment of Priority**. If (i) the priority of this Deed of Trust or Lender's security interest under any of the other agreements securing any or all of the Obligations is impaired for any reason; or (ii) the value of the Property has deteriorated, declined or depreciated as a result of any intentional tortious act or omission by Borrower;

3.16 **Condemnation**. If all or any material part of the Property is transferred to any Governmental Authority as a result of any condemnation proceeding or action with respect to all or any material part of the Property;

3.17 **Failure to Repair Casualty**. If there is an uninsured casualty with respect to the Property, and Borrower (a) fails to commence repairs and reconstruction of the Property within ninety (90) days after such damage; or (b) thereafter fails to diligently prosecute such repairs and reconstruction to completion;

3.18 **Transfers of Property**. If any of the events described in Section 2.15 above occurs without Lender's prior written consent;

3.19 **Default by Guarantors**. If any Guarantor fails to pay any of its indebtedness or perform any of its obligations under any Guaranty for the benefit of Lender or under any other guaranty for the benefit of Lender or a third party when due or the revocation, limitation or termination or attempted revocation, limitation or termination of any of the obligations of any Guarantor under any Guaranty or guaranty for the benefit of Lender, except in accordance with the express written terms of such Guaranty or guaranty; or

3.20 **Misrepresentation by Guarantors**. If any request, statement, information, certification, representation or warranty, whether written or oral, submitted or made by any Guarantor to Lender in connection with the Loan or any other extension of credit by the Lender to Borrower or such Guarantor now or in the future is false or misleading in any material respect.

ARTICLE 4

REMEDIES

Upon Lender's election to declare Borrower to be in default under this Deed of Trust and the other Loan Documents pursuant to Article 3 above, Borrower shall be deemed to be in default under this Deed of Trust and the other Loan Documents, and Lender shall have the following rights and remedies:

4.1 Acceleration. Lender shall have the right to declare any or all of the Obligations to be immediately due and payable, including the entire principal amount and all accrued but unpaid interest under the Note and all Future Advances, and notwithstanding the stated maturity of the Note or any Future Advances, such Obligations shall thereupon be immediately due and payable.

4.2 Entry by Lender. Whether or not Lender elects to accelerate any or all of the Obligations under Section 4.1 above, Lender shall have the right (a) to enter, take possession of, and manage, operate and lease the Property; (b) to take possession of any or all Books and Records; (c) to collect any or all Rents and Profits, whether or not Lender has taken possession of the Property; and (d) to take any or all actions which Lender determines to be necessary or appropriate in connection therewith or to preserve, protect, maintain and defend the Property and Lender's lien thereon, including (i) the exercise and enforcement of all of Borrower's rights under any or all of the Leases; (ii) the termination, acceptance of a surrender, modification or amendment of any or all of the Leases; (iii) the execution of new Leases on such terms and conditions as Lender determines to be appropriate; and (iv) the repair, alteration, improvement or completion of the Property in such manner and to such extent as Lender determines to be necessary or appropriate. If Lender elects to take possession of the Property or to take any or all of the other actions described in this Section by court process, Borrower irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose pursuant to Section 4.6 below.

4.3 Judicial Action. Lender shall have the right to commence an action or proceeding to foreclose this Deed of Trust and to enforce any or all of the terms of the Loan Documents, including specific performance of the covenants of Borrower under this Deed of Trust.

4.4 **Foreclosure by Power of Sale.**

(a) Declaration and Notice of Default. Lender shall have the right (i) to cause the Property to be sold under the power of sale contained in this Deed of Trust in any manner permitted by applicable law; and (ii) to deliver to Trustee a written declaration of default and demand for sale and a written notice of default and election to cause the Property to be sold, which notice the Trustee or Lender shall cause to be recorded as required by law. Upon the expiration of such period of time after the recordation of such notice of default and election to sell and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Borrower, Trustee, at the time and place specified in the notice of sale, shall sell the Property at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.

(b) Postponements; Multiple Parcels. To the extent permitted by law, Trustee may, and upon request of Lender shall, from time to time, postpone any sale hereunder by public announcement at the time and place noticed for such sale or may, in its discretion, give a new notice of sale. If the Property consists of several lots, parcels or items of property, Lender shall have the exclusive right (i) to designate the order in which such lots, parcels or items shall be offered for sale or sold; and (ii) to elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Lender determines to be in its best interest. Any Person, including Borrower, Trustee and Lender, may purchase at any sale under this Deed of Trust, and Lender shall have the right to purchase at any such sale by crediting upon the bid price the amount of all or any part of the Obligations. If Lender determines to sell the Property in more than one sale, Lender may, at its option, cause such sales of the Property to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Lender may determine, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property that has not been sold until all Obligations have been paid in full.

(c) Costs of Sale; Deed to Purchaser. Borrower shall pay all costs, fees, and expenses of all sales of the Property under this Deed of Trust, including the costs, fees, and expenses (including attorneys' fees) of Trustee and Lender, together with interest thereon at the interest rate applicable to principal under the Note or, with respect to Trustee, the maximum rate permitted by law to be charged by Trustee. Upon any sale under the power of sale contained in this Deed of Trust, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied. The recitals in any such deed or deeds of any matter or facts, including the existence of any default by Borrower, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or sales, shall be conclusive proof of the truth of such facts and matters, and any such deed or deeds shall be conclusive against all Persons as to such facts and matters recited therein. A sale of less than all of the Property or any defective or irregular sale under this Deed of Trust shall not exhaust, impair or otherwise affect the power of sale contained in this Deed of Trust, and subsequent sales of the Property may be made under this Deed of Trust until all Obligations have been satisfied or until the entire Property has been sold without defect or irregularity. If Lender elects to cause the Property to be sold under the power of sale contained in this Deed of Trust, Lender shall deposit with the Trustee this Deed of Trust, the Note, and such receipts and evidence of such other Obligations as Trustee may reasonably require.

4.5 **Application of Sale Proceeds**. Trustee shall apply the proceeds of the sale or sales conducted by Trustee in the following order of priority: (a) first, to payment of all expenses of such sale or sales and all costs, expenses, fees, and liabilities of Trustee and this trust, including attorneys' fees, costs of a trustee's sale guaranty, costs of other evidence of title, and Trustee's fees in connection with such sale or sales; (b) second, to all amounts advanced by Trustee or Lender under any of the terms of this Deed of Trust which have not then been repaid, together with interest thereon at the rate applicable to principal under the Note or, with respect to Trustee, the maximum rate permitted by law to be charged by Trustee; (c) third, to the payment of all other Obligations in such order and amounts as Lender determines; and (d) the remainder, if any, to the Person or Persons legally entitled thereto.

4.6 **Appointment of a Receiver**. Lender shall have the absolute and unconditional right to apply to any court having jurisdiction and obtain the appointment of a receiver or receivers of the Property, and Borrower irrevocably and unconditionally consents to such appointment and agrees that Lender shall have the right to obtain such appointment (a) without notice to Borrower or any other Person; (b) without regard to the value of the Property or any other collateral securing the Obligations; and (c) without acceleration of the Obligations or commencement of foreclosure proceedings under this Deed of Trust. Any such receiver or receivers shall have the usual powers and duties of receivers in similar cases and all powers and duties necessary or appropriate to exercise the rights of Lender as provided in this Deed of Trust.

4.7 **Protection of Lender's Security**. Lender or Trustee, without obligation to do so and without notice to or demand on Borrower, and without releasing Borrower from any of its Obligations or waiving Lender's rights under the Loan Documents, shall have the right to perform any Obligation which Borrower has breached in such manner, at such time, and to such extent as Lender or Trustee determines to be necessary or appropriate to preserve, protect, maintain and defend the Property and Lender's lien thereon.

4.8 **Assembly of Property**. Upon Lender's request, Borrower shall assemble and make available to Lender at the location of the Land all Property which has been removed from or which is not located on the Land.

4.9 **Discontinuation of Disbursements Under Loan and Advances under Other Extensions of Credit**. Lender shall have the (a) right to discontinue or withhold any or all disbursements of the proceeds of the Loan and any Future Advances; and (b) to discontinue advancing money or extending credit to or for the benefit of Borrower in connection with any other document between Lender and Borrower.

4.10 **Rescission of Notice of Default**. Prior to the conduct of any sale under the power of sale contained in this Deed of Trust, Lender, at its option, shall have the right to rescind any notice of default and election to sell the Property by delivering to Trustee a written notice of rescission executed by Lender which, when recorded, shall cancel the foreclosure proceedings which have been commenced by the recordation of such notice of default and election to sell. Lender's rescission of any notice of default and election to sell pursuant to this Section or under applicable law shall not constitute or be construed as a waiver of any Event of Default or impair, prejudice or otherwise affect (a) Lender's right to record a new notice of default and election to sell the Property based on the same or any other Event of Default; or (b) Lender's rights and remedies in connection with the Obligations.

4.11 **Easements**. Without limiting the effect of any right or remedy exercised by Lender under the Loan Documents, any Easements granted by Borrower or other agreement made by Borrower in violation of any of the terms of this Deed of Trust shall, at the option of any purchaser at any judicial or nonjudicial foreclosure sale under this Deed of Trust, be voidable, and any such purchaser shall have the right to take possession of the Property free from the terms of such Easement or agreement.

4.12 **Exercise of Rights Under Other Loan Documents**. Lender shall have the right to exercise any or all rights and remedies which Lender may have under any or all of the other Loan Documents and applicable law.

ARTICLE 5

WARRANTIES AND REPRESENTATIONS

5.1 **Warranties and Representations**. As a material inducement to Lender's extension of credit to Borrower in connection with the Loan, Borrower warrants and represents to Lender as follows:

(a) **Corporate Existence**. If Borrower is a corporation, Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation, and Borrower is qualified to do business and is in good standing under the laws of the state in which the Property is located.

(b) **Partnership or Limited Liability Company Existence**. If Borrower is a partnership or limited liability company, Borrower is duly organized, validly existing and in good standing under the laws of the state in which Borrower is organized, and Borrower is qualified to do business and is in good standing under the laws of the state in which the Property is located.

(c) **Existence of Trust**. If Borrower is a trust, Borrower is duly organized and validly existing, and the trustees of Borrower are qualified to act in such capacity.

(d) **Authority**. Borrower has the full power and authority to carry on its business and to enter into and perform all of its obligations under the Loan Documents, and the Loan Documents, when executed by the Persons signing this Deed of Trust on behalf of Borrower, shall constitute legal, valid and binding obligations of Borrower enforceable in accordance with their

respective terms. The Persons executing this Deed of Trust on behalf of Borrower are duly authorized to execute the Loan Documents and all other documents required by Lender in connection with the Loan on behalf of Borrower. No consent of any other Person and no consent, approval, authorization or other action by or filing with any Governmental Authorities is required in connection with the execution, delivery and performance of Borrower's obligations under the Loan Documents.

(e) **No Violations**. The consummation of the transactions contemplated by the Loan Documents and the performance of Borrower's obligations thereunder will not result in a breach or violation of (i) any Governmental Requirements of any Governmental Authorities or any judgment, writ, injunction, decree or order of any court relating to Borrower or the Property; (ii) any mortgage, agreement, commitment, restriction, or other document to which Borrower is a party or by which Borrower or the Property is bound; (iii) Borrower's agreement or certificate of limited partnership, if Borrower is a limited partnership; (iv) Borrower's agreement or statement of partnership, if Borrower is a general partnership; (v) Borrower's articles of incorporation or bylaws, if Borrower is a corporation; (vi) Borrower's trust agreement, if Borrower is a trust; or (vii) Borrower's articles of organization or operating agreement, if Borrower is a limited liability company.

(f) **Utilities**. All utility services necessary for the use and occupancy of the Property, including water, storm drains, sewers, gas, electric and telephone facilities, are either available at the boundaries of the Real Property or, if this Deed of Trust secures a construction loan, Borrower has taken all necessary steps to assure that all such utility services will be available upon completion of the Improvements.

(g) **Access**. All public streets and rights of way necessary for the use and occupancy of the Property have been completed or, if this Deed of Trust secures a construction loan, Borrower has taken all necessary steps to assure that such public streets and rights of way shall be completed upon completion of the Improvements.

(h) **Governmental Restrictions**. To the best of Borrower's knowledge, there are no conditions or restrictions affecting the use or development of the Property and no agreements or contracts with any Governmental Authorities, including local, regional, state, or federal governmental authorities, affecting the use or development of the Property which have not been disclosed in writing by Borrower to Lender.

(i) **Litigation**. To the best of Borrower's knowledge, there are no actions, suits, proceedings or investigations pending or threatened against or affecting Borrower or the Property in any court or before any other Governmental Authorities, nor does Borrower know of any basis for any such action, suit, proceeding or investigation.

(j) **Ownership**. Upon recordation of this Deed of Trust, Borrower will be the sole legal and beneficial owner of, and will have good and marketable title to, the Property and all other collateral which is the subject of the Loan Documents.

(k) **Liens**. To the best of Borrower's knowledge, there are no Liens, claims, encroachments, Covenants and Restrictions, Leases, Easements, or other rights affecting the Property which would not be disclosed by a customary search of the records relating to the Land of the county recorder for the county in which the Property is located, except for such matters as have been specifically disclosed by Borrower to and approved in writing by Lender prior to the date of recordation of this Deed of Trust.

(l) **Condemnation**. To the best of Borrower's knowledge, there is no condemnation, zoning change, or other proceeding or action pending, threatened or contemplated by any Governmental Authority which would in any way affect the Property.

(m) **Repair Orders**. To the best of Borrower's knowledge, no orders or directives have been issued by any Governmental Authorities requiring that any work of repair, maintenance or improvement be performed with respect to the Property.

(n) **Transfers**. Borrower has not sold, transferred, leased or encumbered the Property or entered into any agreement for the sale, transfer, lease or encumbrance of the Property, except as described in the Loan Documents.

(o) **No Affiliation With Tenants**. Neither (i) Borrower; (ii) any General Partner or Manager of Borrower, if Borrower is a partnership or limited liability company, (iii) any shareholder in Borrower, if Borrower is a corporation; or (iv) any Guarantors have any direct or indirect financial or other interest in any Tenant, except for such interests as have been specifically disclosed to and approved in writing by Lender prior to the date of recordation of this Deed of Trust.

(p) **Financial Statements**. All statements respecting the financial condition of Borrower, any General Partner or Manger of Borrower, and any Guarantors which have been furnished to Lender (i) are accurate and complete in all material respects as of the dates appearing thereon; (ii) present fairly the financial condition and results of operations of the Person to whom the financial statement applies as of the dates and for the periods shown on such statements; and (iii) disclose all suits, actions, proceedings and contingent liabilities affecting the Person to whom the financial statement applies. Since the last date covered by such financial statements, there has been no material adverse change in the financial condition of the Persons to whom such statements apply.

(q) **Other Financing**. As of the date of recordation of this Deed of Trust, no other financing for the Property will be in effect or encumber the Property, except such subordinate financing as has been specifically disclosed to and approved in writing by Lender prior to the date of recordation of this Deed of Trust.

(r) **Commissions**. Borrower has not dealt with any Person who is or may be entitled to any finder's fee, brokerage commission, loan commission or other similar sum in connection with the consummation of the transactions contemplated by the Loan Documents, except for such commissions as have been specifically disclosed to and approved in writing by Lender prior to the date of recordation of this Deed of Trust.

5.2 **Continuing Warranties and Representations**. The warranties and representations contained in this Article 5 shall be true and correct as of the date of recordation of this Deed of Trust, shall survive the closing of the Loan, and shall remain true and correct as of the date on which such warranties and representations are given. For purposes of this Deed of Trust, the term "to the best of Borrower's knowledge" shall be deemed to the best knowledge of Borrower after a commercially reasonable and diligent investigation, inspection and inquiry by Borrower.

ARTICLE 6

MISCELLANEOUS

6.1 **Lender Statement; Certain Charges**. With respect to (a) any statement, accounting, or similar information requested by Borrower or any other Person pursuant to California Civil Code Section 2943 or 2954 or any other provision of applicable law; or (b) any other document furnished to Borrower or any other Person by Lender at Borrower's request, Lender shall have the right to charge the maximum amount then permitted by law or, if there is no such maximum, Lender's customary charge for providing such statement, accounting, or other information. Borrower shall pay Lender its customary charge for any other service rendered by Lender in connection with the Loan or the Property, including the issuance of a request for full or partial reconveyance of this Deed of Trust, transmitting Loan proceeds to an escrow holder and changing Lender's records relating to the Obligations.

6.2 **Reconveyance**. Upon (a) Lender's written request stating that all Obligations secured by this Deed of Trust have been paid or performed in full; (b) surrender to Trustee of this Deed of Trust, the Note and all other documents evidencing the indebtedness secured by this Deed of Trust; and (c) payment of Trustee's fees and expenses of this trust, Trustee shall reconvey the Property then held under this Deed of Trust without warranty of any kind. The recitals in the reconveyance of any matters or facts shall be conclusive proof of their truthfulness. The grantee in such reconveyance may be described as the "person or persons legally entitled thereto". Such reconveyance shall operate as a reassignment of the Rents and Profits assigned to Lender under this Deed of Trust. Unless Trustee is directed by Lender to retain such documents for a longer period of time, Trustee may destroy this Deed of Trust and the Note five (5) years after issuance of the full reconveyance; provided, however, that Trustee, in its sole discretion, may deliver this Deed of Trust and the Note after full reconveyance to the Person or Persons legally entitled thereto.

6.3 **Substitution of Trustee**. Lender, at its option, shall have the right from time to time to appoint a successor trustee to any trustee appointed under this Deed of Trust by Lender's execution and acknowledgment of a written instrument which is recorded in the office of the recorder of each county in which the Property is located. The recordation of such an instrument in accordance with this Section shall constitute conclusive proof of the proper substitution of a successor trustee under this Deed of Trust. Upon recordation of such an instrument, the successor trustee shall succeed to all the title, power and duties granted to the Trustee under this Deed of Trust and by applicable law without conveyance of the Property. Such instrument shall contain the name of the original Lender, Trustee and Borrower named in this Deed of Trust, the book and page or other recording information for this Deed of Trust, and the name and address of the successor trustee. If a notice of default has been recorded prior to the recordation of a substitution of trustee, the power of substitution shall not be exercised by Lender until the costs, fees and expenses of the acting trustee have been paid in full and the acting trustee has endorsed acknowledgment of receipt of such amounts on the instrument substituting the successor trustee. Without limiting the terms of this Section, Lender shall have the right from time to time to substitute a successor to any trustee appointed under this Deed of Trust in accordance with any statutory or other procedure allowed by law for such substitution.

6.4 **Execution of Instruments by Lender and Trustee**. Without notice to or affecting the liability of Borrower or any other Person for the payment or performance of the Obligations, without affecting the lien or priority of this Deed of Trust or Lender's rights and remedies under the Loan Documents, and without liability to Borrower or any other Person, Lender and Trustee (if Trustee is so requested in writing by Lender) shall have the right, at any time and from time to time, to do any one or more of the following: (a) reconvey any part of the Property; (b) consent in writing to the making of any map or plat relating to the Property; (c) join in or consent to the granting of any Easement affecting the Property; and (d) execute any extension agreement relating to any or all of the Obligations, any document subordinating the lien of this Deed of Trust to any other Lien or document, or any other document relating to the Property, Obligations, or Loan Documents.

6.5 **Trust Irrevocable; Acceptance by Trustee**. The trust created by this Deed of Trust is irrevocable by Borrower. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is recorded in the county in which the Property is located as provided by law. Trustee is not obligated to notify any party of a pending sale under any other deed of trust or of any action or proceeding in which Borrower, Lender or the Trustee shall be a party unless brought by the Trustee.

6.6 **Late Charges**. If any installment payment under the Note or any note evidencing a Future Advance is not paid when due, Borrower shall pay any late charge provided for in the Loan Documents.

6.7 **Requests by Borrower for Approvals by Lender**. All requests by Borrower for Lender's consent to or approval of any transaction or matter requiring Lender's consent or approval under the Loan Documents (a) shall be made by Borrower in writing; (b) shall specifically describe the transaction or matter with respect to which Lender's consent or approval is requested;

(c) shall be accompanied by such information and documentation as Lender may require in connection with such request; and (d) shall be delivered to Lender not less than fifteen (15) days before Borrower proposes to take the action or effect the transaction with respect to which Lender's consent or approval is requested, unless a different period of time is expressly provided for in the Loan Documents.

6.8 Approvals by Lender. Whenever (a) the terms of the Loan Documents grant Lender the right to consent to or approve any transaction or matter; (b) Lender is authorized or empowered under the Loan Documents to make a determination with respect to any transaction or matter; or (c) the Loan Documents provide that any document or other item must be approved by or acceptable to Lender, then except as otherwise expressly provided in the Loan Documents, (i) Lender shall have the right to grant or withhold such approval or consent and make such determination in its sole and absolute discretion; and (ii) the form and substance of such document or other item must be satisfactory to Lender in its sole and absolute discretion. Whenever the terms of the Loan Documents require Lender's consent to or approval of any transaction, matter, or document, such consent or approval shall not be deemed to be effective unless it is set forth in a written instrument executed by Lender.

6.9 Transfers by Borrower Without Lender's Consent; No Release of Borrower. The following provisions shall apply if Borrower sells the Property to a third Person either (i) without Lender's consent; or (ii) with Lender's consent in a transaction in which Borrower is not released from liability under the Loan Documents:

(a) No Release of Borrower. No such action by Borrower nor any assumption of any or all of the Obligations by any transferee of the Property ("Transferee") shall be deemed to release Borrower or any other Person, including any Guarantor, from any liability under the terms of the Loan Documents, and Borrower and such Persons shall remain liable to Lender for the payment and performance of all of their respective obligations under the Loan Documents.

(b) Actions Without Borrower's Consent. Borrower agrees that Lender may do any one or all of the following without notice to or the consent of Borrower and without affecting Lender's rights or remedies against Borrower: (i) accelerate, accept partial payment of, compromise, settle, renew, extend the time for payment or performance of, or refuse to enforce any of Borrower's Obligations to Lender under or in connection with this Deed of Trust or any of the other Loan Documents; (ii) grant any indulgence or forbearance to the Transferee or any other Person under or in connection with any or all of the Loan Documents; (iii) release, waive, substitute or add any or all collateral securing payment of any or all of the Obligations; (iv) release, substitute or add any one or more endorsers or guarantors of any or all of the Obligations; (v) amend, supplement, alter or change in any respect whatsoever any term or provision of the Loan Documents or any other agreement relating to the Obligations; and (vi) exercise any right or remedy with respect to the Obligations or any collateral securing the Obligations, notwithstanding any effect on or impairment of Borrower's subrogation, reimbursement or other rights against the Transferee, whether by operation of California Code of Civil Procedures Section 580d or otherwise.

(c) Waivers. Borrower waives all rights which it may have (i) to require Lender to exhaust its rights and remedies against the Transferee, any other Person, or any collateral securing any or all of the Obligations before pursuing its rights and remedies against Borrower; (ii) to require Lender to exercise any right or power or to pursue any remedy which Lender may have under the Loan Documents or applicable law before pursuing its rights and remedies against Borrower; and (iii) to assert any defense to Lender's enforcement of its rights and remedies against Borrower based on an election of remedies by Lender or the manner in which Lender exercises any remedy which destroys, diminishes or interferes with any or all of Borrower's subrogation, reimbursement or other rights against the Transferee, whether by operation of California Code of Civil Procedure Section 580d or otherwise.

6.10 Taxes Imposed on Lender. If, after the date of this Deed of Trust, any Governmental Requirements are enacted for the purpose of taxing any lien on the Property or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust, so as to impose on Lender payment of all or part of any Taxes assessed against the Property, then prior to the due date of such Taxes, Borrower shall pay all such Taxes and agree to pay such Taxes when levied or assessed against the Property or Lender; provided, however, that if such payment or agreement by Borrower shall not be permitted by law, Lender, at its option, shall have the right to declare any or all of the Obligations to be immediately due and payable upon notice to Borrower. Nothing contained in this Section shall be deemed to require Borrower to pay any franchise, estate, inheritance, income or similar tax imposed on Lender.

6.11 Recourse Against Separate Property. Each Borrower who is a married person agrees that Lender shall have the right to recourse against his or her community property and separate property for any or all Obligations to the fullest extent permitted by law.

6.12 Defense of Actions and Protection of Security by Lender. Whether or not an Event of Default has occurred, Lender and Trustee shall each have the right, but not the obligation, to appear in and defend any action or proceeding, whether commenced by or against Borrower, any of the Guarantors, or any other Person, which affects or which Lender or Trustee determines may affect any or all of the following: (a) the Property; (b) the Insurance Claims, Condemnation Claims, or Property Claims; (c) Lender's, Trustee's, or Borrower's respective rights and obligations under the Loan Documents; (d) the Obligations; or (e) any other transaction or matter which affects Lender by reason of its interest in the Property. Lender and Trustee shall each have the right, but not the obligation, to commence and prosecute any action or proceeding which Lender or Trustee determines to be necessary or appropriate to do any or all of the following: (i) prevent any damage, destruction, or injury to the Property; (ii) enforce or recover upon the Insurance Claims, Condemnation Claims, or Property Claims or collect the Insurance Proceeds, Condemnation Proceeds, or Property Proceeds pursuant to this Deed of Trust; (iii) preserve, protect, maintain, and defend the Property and Lender's lien thereon; or (iv) enforce or exercise any right, remedy or power available to or conferred on Lender or Trustee under the Loan Documents or applicable law. Lender and Trustee shall each have the right to discontinue, suspend or dismiss any such action or proceeding which has been commenced by Lender or Trustee at any time.

6.13 **Expenses.** Lender and Trustee, and each of them, shall have the right to incur and pay all costs, fees, expenses, and liabilities that Lender and Trustee, respectively, determine to be necessary or appropriate in connection with any or all of the following matters (all such costs, fees, expenses and liabilities, excluding ordinary overhead expenses of Lender's and Trustee's respective regular business premises and salary expenses for Lender's and Trustee's respective clerical and supervisory personnel, are referred to collectively as the "Reimbursable Costs"): (a) costs and expenses incurred in the management, servicing, or administration of the Loan and any Future Advances which relate to Lender's review of those documents, transactions or other matters requiring Lender's approval under the terms of the Loan Documents; (b) the exercise of any or all of Lender's and Trustee's respective rights and remedies under the Loan Documents, including (i) all premiums and other costs and expenses paid or incurred by Lender in connection with Lender's obtaining any Insurance Policies; and (ii) all costs and expenses, including attorneys' fees and costs, incurred in connection with Lender's review, preparation, analysis, or negotiation, as applicable, of any of the further documents or other matters that are contemplated by the Loan Documents or that Lender has the right to require, review or approve pursuant to the Loan Documents, including Leases, estoppel certificates from any Tenant under any Lease or from any other Person, and non-disturbance, subordination or attornment agreements by any Tenant under any Lease or by any other Person; (c) the enforcement of any or all of the Obligations or any other obligation of any Person liable to Lender in connection with the Loan or any Future Advance, whether or not any legal action or proceeding is commenced by Lender; (d) the preservation, protection, maintenance, or defense of the Property or Lender's lien thereon; (e) the sale or disposition of the Property or any other collateral securing any or all of the Obligations; (f) the defense of any action or proceeding commenced by Borrower, any of the Guarantors, or any other Person under Section 6.12 above; or (g) the commencement and prosecution of any action or proceeding by Lender or Trustee with respect to any or all of the matters described in this Section or in Section 6.12 above, including an action for relief from any stay, injunction, or similar order or enactment arising under any federal or state bankruptcy, insolvency or similar law. Without limiting the terms of this Section, Lender shall have the right to do any or all of the following in connection with any of the matters described in this Section, and all costs, fees, expenses, and liabilities incurred or paid in connection therewith shall constitute Reimbursable Costs: (1) select, retain, and consult with attorneys, accountants, appraisers, contractors, brokers, architects, engineers and such other experts, consultants, advisors and third Persons as Lender determines to be necessary or appropriate; (2) settle, purchase, compromise or pay any or all claims, demands, and Liens; and (3) obtain any trustee's sale guaranty or other title insurance coverage relating to the Property which Lender determines to be necessary or appropriate. Wherever any of the terms of the Loan Documents provide for the payment or recovery of costs, fees, or other expenses (including attorneys' fees and costs), such term shall be deemed to provide for the payment or recovery of reasonable costs, fees, expenses, and reasonable attorneys' fees and costs.

6.14 **Payment of Advances by Borrower.** All Reimbursable Costs and all other costs, fees, expenses and liabilities incurred or paid by Lender under any other provision of the Loan Documents or under applicable law in connection with the Obligations or the Property (a) shall be payable by Borrower to Lender on Lender's demand; (b) shall constitute additional indebtedness of Borrower to Lender; (c) shall be secured by this Deed of Trust; and (d) shall bear interest from the date of expenditure at the rate of interest applicable to principal under the Note. All Reimbursable Costs and all other costs, fees, expenses and liabilities incurred or paid by Trustee under this Deed of Trust or under applicable law in connection with this Deed of Trust shall be payable by Borrower to Trustee on Trustee's demand and shall bear interest at the maximum rate permitted to be charged by Trustee under applicable law. Nothing contained in this Deed of Trust shall be deemed to obligate Lender or Trustee (i) to incur any costs, fees, expenses, or liabilities; (ii) to make any appearances in or defend any action or proceeding; or (iii) to commence or prosecute any action or proceeding relating to any matter.

6.15 **No Third Party Beneficiaries.** The Loan Documents are entered into for the sole protection and benefit of Lender, Borrower and Trustee and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under the Loan Documents.

6.16 **Notices.** All notices and demands by Lender to Borrower under this Deed of Trust and the other Loan Documents shall be in writing and shall be effective on the earliest of (a) personal delivery to Borrower; (b) two (2) days after deposit in first-class or certified United States mail, postage prepaid, addressed to Borrower at the address set forth in this Deed of Trust; and (c) one (1) business day after deposit with a reputable nationally recognized overnight delivery service, delivery charges prepaid, addressed to Borrower at the address set forth in this Deed of Trust; provided, however, nonreceipt by Borrower of any such notice or demand as a result of Borrower's refusal to accept delivery or Borrower's failure to notify the Lender of Borrower's change of address shall be deemed receipt by Borrower and provided further notwithstanding anything to the contrary contained in this Section, service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing. All notices and demands by Borrower to Lender under this Deed of Trust shall be in writing and shall be effective on actual receipt by Lender at Lender's address set forth in this Deed of Trust; provided, however, that nonreceipt of any such notice or demand by Lender as a result of Lender's refusal to accept delivery or Lender's failure to notify Borrower of Lender's change of address shall be deemed receipt by Lender. Borrower's and Lender's respective addresses set forth in this Deed of Trust may be changed by written notice given to the other party in accordance with this Section. If Borrower consists of more than one Person, service of any notice or demand on any one of such Persons by Lender shall be effective service on Borrower for all purposes.

6.17 **Performance of Covenants.** Borrower shall perform and comply with all of its obligations under this Deed of Trust at Borrower's sole cost and expense.

6.18 **Severability; Savings Clause.** If any provision of the Loan Documents shall be held by any court of competent jurisdiction to be unlawful, voidable, void, or unenforceable for any reason, such provision shall be deemed to be severable from and shall in no way affect the validity or enforceability of the remaining provisions of the Loan Documents. Notwithstanding anything to the contrary contained in the Note or any of the other Loan Documents, the interest and other amounts paid or agreed to be paid to the Lender in consideration of the Loan evidenced by the Note (such interest and other amounts are referred to collectively as "Interest")

shall not exceed the maximum rate permitted under applicable usury laws. If, for any reason, the Interest exceeds the maximum rate permitted under applicable usury laws, then (a) all excess Interest amounts previously collected by the Lender shall be credited against the principal balance of the Note or, at the Lender's option, to any other principal indebtedness of Borrower to Lender arising out of the Loan evidenced by the Note; (b) if the Note and all such other indebtedness have been paid in full, such excess amounts shall be refunded by the Lender to Borrower; and (c) the provisions of the Note shall automatically be deemed to be reformed and the amount of Interest payable hereunder shall automatically be deemed to be reduced, without the execution of any further documents by Borrower or Lender, so as to provide for the payment of Interest in an amount equal to, but not exceeding, the maximum rate permitted under applicable usury laws. All consideration paid to the Lender which constitutes Interest under applicable usury laws shall be amortized, prorated, allocated, or otherwise apportioned throughout the term of the Note so that, to the extent possible, the rate of interest on the principal amount of the Note does not exceed the maximum rate permitted under applicable usury laws.

6.19 **Interpretation.** Whenever the context of the Loan Documents reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa. For purposes of this Deed of Trust, all references to the Property or Improvements shall be deemed to refer to all or any part of the Property or Improvements, respectively. The headings to sections of this Deed of Trust are for convenient reference only, and they do not in any way define or limit any of the terms of this Deed of Trust and shall not be used in interpreting this Deed of Trust. For purposes of this Deed of Trust, the term "including" shall be deemed to mean "including without limitation," and the term "document" shall include all written contracts, commitments, restrictions, agreements (including loan agreements), deeds of trust, mortgages, notes, and instruments.

6.20 **Time of the Essence.** Time is of the essence in the performance of each provision of the Loan Documents by Borrower.

6.21 **Amendments.** The Loan Documents (excluding the Guaranties) may be modified only by written agreement signed by Lender and Borrower.

6.22 **Entire Agreement.** The Loan Documents contain the entire agreement concerning the subject matter of the Loan Documents and supersede all prior and contemporaneous negotiations, agreements, statements, understandings, terms, conditions, representations and warranties, whether oral or written, between Lender and Borrower concerning the Loan and any Future Advances which are the subject matter of the Loan Documents.

6.23 **No Waiver by Lender.** No waiver by Lender of any of its rights or remedies in connection with the Obligations or of any of the terms or conditions of the Loan Documents shall be effective unless such waiver is in writing and signed by Lender. Without limiting the generality of this Section, (a) no delay or omission by Lender in exercising any of its rights or remedies in connection with the Obligations shall constitute or be construed as a waiver of such rights or remedies; (b) no waiver by Lender of any default by Borrower under the Loan Documents or consent by Lender to any act or omission by Borrower shall constitute or be construed as a waiver of or consent to any other or subsequent default, act or omission by Borrower; (c) no disbursement of the proceeds of the Loan or any Future Advance by Lender following any Event of Default shall constitute or be construed as a waiver of such Event of Default or obligate Lender to make any other disbursement under the Loan Documents; (d) no acceptance by Lender of any late payment or late or defective performance of any of the Obligations by Borrower shall constitute a waiver by Lender of the right to require prompt payment and performance strictly in accordance with the Loan Documents with respect to any other payment or performance of any of the Obligations; (e) no acceptance by Lender of any payment or performance following any notice of default which has been given or recorded by Lender shall constitute a waiver of Lender's right to proceed with the exercise of its remedies with respect to any Obligations which have not been paid or performed in full; (f) no acceptance by Lender of any partial payment or performance shall constitute a waiver by Lender of any of its rights or remedies relating to any Obligations which have not been paid or performed in full; and (g) no application of Rents and Profits, Insurance Proceeds, Condemnation Proceeds or Property Proceeds to any of the Obligations shall constitute or be construed as a waiver by Lender or cure of any Event of Default or impair, prejudice, invalidate or otherwise affect any action by Lender or Trustee in response to such default.

6.24 **Waivers by Borrower.** Borrower waives presentment, demand for payment, protest, notice of demand, dishonor, protest and non-payment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Loan Documents. Borrower waives the right to assert any statute of limitations as a defense to the enforcement of any or all of the Loan Documents to the fullest extent permitted by law. Borrower waives all rights, remedies, and benefits under California Civil Code Section 2822(a). Without limiting the generality of the immediately preceding sentence, in the event of Borrower's payment in partial satisfaction of any or all of the Obligations, Lender shall have the sole and exclusive right and authority to designate the portion of the Obligations that is to be satisfied.

6.25 **Waiver of Marshalling.** Borrower and all Persons holding a Lien affecting the Property who have actual or constructive notice of this Deed of Trust waive (a) all rights to require marshalling of assets or liens in the event of Lender's exercise of any of its rights and remedies under this Deed or Trust, including any judicial or nonjudicial foreclosure sale of the Property; (b) all rights to require Lender to exhaust its rights and remedies against any other collateral securing any or all of the Obligations before pursuing its rights and remedies under this Deed of Trust; and (c) all rights to require Lender to exercise any other right or power or to pursue any other remedy which Lender may have under any document or applicable law before pursuing its rights and remedies under this Deed of Trust.

6.26 **Waiver of Subrogation.** Borrower waives all rights to recover against Lender for any loss or damage incurred by Borrower from any cause which is insured under any of the Insurance Policies, except that the foregoing waiver of subrogation shall not be effective with respect to any Insurance Policy if the coverage under such policy would be materially reduced or impaired as a

result of such waiver. Borrower shall use its best efforts to obtain Insurance Policies which permit the waiver of subrogation contained in this Section.

6.27 **Cumulative Remedies.** No right or remedy of Lender or Trustee under this Deed of Trust or the other Loan Documents shall be exclusive of any other right or remedy under the Loan Documents or to which Lender or Trustee may be entitled. Lender's rights and remedies under the Loan Documents are cumulative and in addition to all other rights and remedies which Lender may have under any other document with Borrower and under applicable law. Lender shall have the right to exercise any one or more of its rights and remedies in connection with the Obligations at Lender's option and in its sole and absolute discretion, without notice to Borrower or any other Person (except as otherwise expressly required by law or under the Loan Documents), and in such order as Lender may determine in its sole and absolute discretion. If Lender holds any collateral in addition to the Property for any of the Obligations, Lender, at its option, shall have the right to pursue its rights or remedies with respect to such other collateral either before, contemporaneously with, or after Lender's exercise of its rights or remedies with respect to the Property. Upon the occurrence of an Event of Default, Lender, at its option, shall have the right to offset against any debt or monies due from Lender to Borrower against all or part of the Obligations.

6.28 **Subrogation to Lien Rights.** If any or all of the proceeds of the Note or any Future Advance are directly or indirectly used to pay any outstanding Lien against the Property, or if Lender pays or discharges any Lien pursuant to any of the terms of the Loan Documents or under applicable law, Lender shall be subrogated to all rights and liens held by the holder of such Lien, regardless of whether such Lien is reconveyed.

6.29 **Joint and Several Liability.** Each Person signing this Deed of Trust as Borrower shall be jointly and severally liable to Lender for the performance of Borrower's obligations under the Loan Documents. If Borrower consists of more than one Person, the occurrence of any Event of Default with respect to any one or more of such Persons shall constitute an Event of Default and entitle Lender to exercise its rights and remedies under Article 4 of this Deed of Trust.

6.30 **Sale of Loan Documents and Participations.** Lender shall have the right to do any or all of the following at any time without prior notice to or the consent of Borrower or any other Person: (a) to sell, transfer, pledge or assign any or all of Loan Documents, or any or all servicing rights with respect thereto; (b) to sell, transfer, pledge or assign participations in the Loan Documents ("Participations"); and (c) to issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender is authorized to forward or disclose to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations or Securities (collectively, the "Investor") or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan and to Borrower or any Guarantor as Lender determines to be necessary or desirable. Upon Lender's request, Borrower shall reasonably cooperate with Lender in connection with any of the transactions contemplated by this Section. Notwithstanding anything to the contrary contained in this Deed of Trust or any of the other Loan Documents, from and after the date of any sale, transfer or assignment of the Note and other Loan Documents by Lender, the cross-default provision contained in Section 3.3 of this Deed of Trust shall terminate and shall be of no further force or effect.

6.31 **Applicable Law; Jurisdiction.** The Loan Documents shall be governed by and construed in accordance with the laws of the State of California. Borrower consents to personal jurisdiction over Borrower by the courts of the State of California and agrees that service of process on Borrower may be effected by certified or registered mail, return receipt requested, directed to Borrower at its address shown in this Deed of Trust.

6.32 **Successors.** Subject to the restrictions contained in the Loan Documents, the Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective permitted successors and assigns.

6.33 **Power of Attorney.** Borrower irrevocably appoints Lender, with full power of substitution, as Borrower's attorney-in-fact, coupled with an interest, with full power, in Lender's own name or in the name of Borrower (a) to take any or all of the actions specified in Article 4 above with respect to the Property; and (b) to sign and record notices of completion, notices of cessation of labor, and any other similar notice or document which Lender determines to be necessary or appropriate to protect its interests in connection with the Obligations. Lender shall have the right to exercise the power of attorney granted in this Section directly or to delegate all or part of such power to one or more agents of Lender. Nothing contained in this Deed of Trust shall be construed to obligate Lender to act on behalf of Borrower as attorney-in-fact.

6.34 **No Merger.** There shall be no merger of any estate in the Property which Borrower acquires after the date of this Deed of Trust with all or any portion of the estate in the Property which Borrower holds as of the date of this Deed of Trust, unless Lender shall expressly agree otherwise in writing.

6.35 **Request for Notices.** Borrower hereby requests that a copy of any notice of default and notice of sale as may be required by law be mailed to Borrower at its address stated above.

ARTICLE 7

UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

7.1 Uniform Commercial Code Security Agreement. Article 7 of this Deed of Trust constitutes a security agreement pursuant to the California Uniform Commercial Code (the "Code"). To secure payment and performance of the Obligations, Borrower grants Lender a security interest in all now owned and hereafter acquired personal property of Borrower obtained for or in connection with the design, planning, construction, development, use, operation, maintenance, or marketing of the Property (collectively, the "Collateral"), including the following: (a) all fixtures, machinery, machines, motor vehicles, tools, parts, equipment, pumps, engines, motors, boilers, incinerators, building materials, inventory, supplies, goods, systems for the supply or distribution of heat, air conditioning, electricity, gas, water, air or light, elevators and related machinery and equipment, fire prevention and extinguishing equipment, security and access control equipment, plumbing, showers, bath tubs, water heaters, toilets, sinks, stoves, ranges, refrigerators, dishwashers, disposals, laundry equipment, wall, window and floor coverings, partitions, doors, windows, hardware, waste and rubbish removal equipment, recreational equipment, signs, furniture, furnishings, appliances, telephone equipment, computer systems, office equipment and supplies, plants, carpets, rugs, sculptures, art work, mirrors, tables, lamps, beds, television sets, light fixtures, chandeliers, desks, cabinets, bookcases, chairs, sofas, benches, and janitorial and maintenance equipment and supplies, and all substitutions, accessories, accessions, replacements, improvements, and additions to any or all of the foregoing; (b) all deposits, advance payments, security deposits, and rental payments made by or on behalf of Borrower to others in connection with the Property and relating to any or all of the following: (i) management or operational services; (ii) marketing services; (iii) architectural, engineering, or design services; (iv) utility services; (v) cleaning, maintenance, security, or repair services; (vi) rubbish or refuse removal services; (vii) sewer services; (viii) rental of furnishings, fixtures or equipment; (ix) parking; or (x) any service similar to any or all of the foregoing; (c) all reports, appraisals, drawings, plans, blueprints, studies, specifications, certificates of occupancy, building permits, grading permits, and surveys relating to all or part of the Property, and all amendments, modifications, supplements, general conditions and addenda thereto; (d) all trade names, trademarks, trade styles, service marks, logos, letterheads, advertising symbols, goodwill, telephone numbers, advertising rights, negatives, prints, brochures, flyers, pamphlets and other media items used or intended to be used in connection with the Property; (e) all warranties and guaranties, whether written or oral, from any third Person which directly or indirectly relate to all or part of the Property or personal property described in parts (a) through (d) of this Section 7.1; (f) all legal and equitable claims, causes of action, and rights against architects, engineers, designers, contractors, subcontractors, suppliers, materialmen and any other Persons supplying labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, construction, development, use, operation, maintenance, or marketing of all or part of the Property; (g) all Condemnation Claims, Condemnation Proceeds, Property Claims, Property Proceeds, Insurance Claims, and Insurance Proceeds (regardless of whether or not Lender required Borrower to obtain or maintain in effect the Insurance Policy or Insurance Policies under which the Insurance Claims arise or the Insurance Proceeds are payable); (h) all real property tax refund claims, general intangibles, accounts, deposit accounts, documents, instruments, chattel paper, and accounts receivable relating to the design, planning, construction, development, use, operation, maintenance or marketing of all or part of the Property, including any right to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered, however evidenced, including purchase orders, negotiable documents, notes, drafts, acceptances, claims, instruments, insurance policies, and all other forms of obligations and receivables; and (i) all products and proceeds of any or all of the foregoing personal property, including all money, deposit accounts, accounts, chattel paper, documents, notes, drafts, instruments, insurance proceeds, and all other tangible and intangible property resulting from the sale, lease, or other disposition of any or all of the foregoing personal property. However, notwithstanding anything to the contrary in this Deed of Trust, including without limitation, this Section 7.1, in the event that the Property is or will be located in an area designated by the Administrator of the Federal Emergency Management Agency, or any successor thereto, as being within a flood plain or special flood hazard area, the personal property Collateral or Fixtures securing this Deed of Trust shall be limited to only those items specifically covered (currently or hereafter) by Coverage A of the standard flood insurance policy issued in accordance with the National Flood Insurance Program or under equivalent coverage similarly issued by a private insurer to satisfy the National Flood Insurance Act on 1968 (42 U.S.C. §4001), as amended, or any successor statutes. Lender's security interest shall not extend to any other personal property Collateral owned by Trustor in connection with the Property.

7.2 Filing. Borrower agrees that Lender may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items of Collateral specified in Section 7.1 above which is or may be part of the Property. Any reproduction of this Deed of Trust or of any other security agreement or financing statement shall be sufficient as a financing statement. Borrower agrees to execute and deliver to Lender, upon Lender's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions to this Deed of Trust in such form as Lender may require to perfect a security interest with respect to all or part of the Collateral. Borrower shall pay all costs of filing of such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements Lender may reasonably require.

7.3 Additional Covenants of Borrower. Borrower, at its sole cost and expense, (a) shall give Lender at least thirty (30) days prior written notice of any change in Borrower's principal place of business and the acquisition or use of a trade name or style by Borrower; (b) shall promptly notify Lender in writing of any claim, lien, security interest, right, encumbrance or any other occurrence which may be adverse to Lender's security interest in the Collateral; (c) shall defend the Collateral from all claims, liens, security interests, rights, encumbrances and other matters which are adverse to Lender's security interest in the Collateral; (d) shall promptly pay all costs and expenses relating to the purchase, ownership, or use of the Collateral, including all liens, taxes, assessments and charges of Governmental Authorities levied, assessed or imposed on all or part of the Collateral; (e) shall not sell, transfer, pledge, hypothecate, lease or otherwise dispose of or abandon all or part of the Collateral without Lender's prior written consent, except for the sale of inventory in the ordinary course of Borrower's business or the disposition of any Collateral which is replaced with new Collateral of substantially comparable value and utility; (f) shall not remove any material part of the Collateral which consists of tangible personal property from its location on the Property without Lender's prior written consent; (g) shall, upon Lender's request, give notice, in form

and substance acceptable to Lender, to any or all account debtors designated by Lender of Borrower's grant of a security interest in any Collateral which consists of accounts, contract rights, instruments, documents, or general intangibles (referred to collectively as the "Accounts" and individually as an "Account"); (h) following the occurrence of any Event of Default, shall not compromise, settle, adjust, or grant any discount, credit, or allowance to any Account debtor without Lender's prior written consent; (i) shall undertake any and all other acts necessary or appropriate to maintain, preserve and protect the Collateral and Lender's security interest therein, including any actions requested by Lender; and (j) shall execute and deliver to Lender such other documents as Lender may request in order to evidence, effectuate, perfect, maintain, preserve or protect Lender's security interest in the Collateral, including financing statements, continuation financing statements, financing statement amendments, security agreements, and assignments. If Borrower fails to execute and deliver to Lender any document requested by Lender pursuant Section 7.3(j) within ten (10) days after such request, then Borrower irrevocably appoints Lender, with full power of substitution, as Borrower's attorney-in-fact, coupled with an interest, with full power, in its own name or in the name of Borrower, to execute such document on behalf of Borrower. Borrower has set forth above its full and correct name, and Borrower does not presently use any other names or tradenames, except for those tradenames specifically disclosed in writing by Borrower to Lender prior to the recordation of this Deed of Trust. Nothing contained in this Article 7 shall be construed to obligate Lender to act on behalf of Borrower as attorney-in-fact.

7.4 **Rights and Additional Remedies of Lender under Uniform Commercial Code.** Without limiting Article 4 above, upon the occurrence of an Event of Default, Lender shall have the following additional rights and remedies with respect to the Collateral: (a) Lender shall have all the rights and remedies of a secured party under the Code and under any other applicable law, and, at Lender's option, shall also have the right to invoke any or all of the remedies provided in Article 4 of this Deed of Trust with respect to the Collateral, and in exercising any of such remedies, Lender may proceed against the items of real property and any items of Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Code or of the remedies provided in Article 4 of this Deed of Trust; (b) Lender, at its option, shall have the right (i) to direct any or all Account debtors to make payment directly to Lender; (ii) to demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with all or part of the Collateral, including any of the Accounts; (iii) to take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to all or part of the Collateral or proceeds of the Collateral, including any of the Accounts; and (iv) to file any claim and take any other action which Lender determines to be appropriate for the purpose of collecting any or all of the Accounts and to compromise, adjust or settle Accounts for less than face value thereof, and to execute all releases and other documents in connection therewith; provided, however, that Lender shall not be obligated in any manner to make any demand for or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any or all of the Accounts; (c) should Lender seek to take possession of any or all of the Collateral by court process, Borrower irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations; and (d) Borrower irrevocably appoints Lender, with full power of substitution, as Borrower's attorney-in-fact, coupled with an interest, with full power, in its own name or in the name of Borrower to take any or all of the actions described Section 7.4(b) after the occurrence of an Event of Default. Lender, at its option, and whether or not an Event of Default exists, shall at all times have the right [A] to take such actions as Lender determines to be necessary or appropriate to maintain, preserve and protect the Collateral and Lender's security interest therein; and [B] to give notice to any Account debtor containing such information and instructions concerning the existence of Lender's security interest and rights in the Collateral under this Deed of Trust as Lender determines to be necessary or appropriate to protect its interest.

7.5 **Fixtures.** The Collateral in which Lender has a security interest under this Article 7 includes goods which are or may become Fixtures on the Property. This Deed of Trust constitutes a fixture filing pursuant to the terms of Sections 9313 and 9402 of the Code which shall be recorded in the real estate records of the county in which the Property is located. In that regard, the following information is provided:

Name of Debtor:	**ARK7 Properties LLC**
Address of Debtor:	**156 2nd Street San Francisco, CA 94105**
Name of Secured Party:	**First Republic Bank**
Address of Secured Party:	**111 Pine Street** **San Francisco, California 94111**

NOTICE TO BORROWER: THIS DOCUMENT OR THE NOTE SECURED BY THIS DOCUMENT MAY CONTAIN PROVISIONS FOR A VARIABLE INTEREST RATE AND FOR VARIABLE PAYMENT AMOUNTS.

BORROWER:

ARK7 Properties LLC,
a Delaware limited liability company

By: ARK7 Inc.,
a Delaware corporation, its Managing Member

By: ______________________
Yizhen Zhao, Director

NOTE: ALL SIGNATURES ON THIS DEED OF TRUST MUST BE NOTARIZED

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of SAN FRANCISCO } **SS.**

On NOVEMBER 25 2019 before me, M. JONES, NOTARY PUBLIC, personally
(insert name and title of the officer)

appeared YIZHEN ZHAO, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

M. JONES
COMM. # 2237501
NOTARY PUBLIC - CALIFORNIA
SAN FRANCISCO COUNTY
COMM. EXPIRES MAY 6, 2022

[Notary Signature]

(Seal)

DEED OF TRUST

EXHIBIT "A"

LEGAL DESCRIPTION

THE REAL PROPERTY REFERRED TO HEREIN IS ALL THAT CERTAIN REAL PROPERTY LOCATED IN THE COUNTY OF ALAMEDA, STATE OF CA, DESCRIBED AS FOLLOWS OR ON ATTACHED PAGE(S):

2924 Mabel St.

ORDER NO. : 0224049516

EXHIBIT A

The land referred to is situated in the County of Alameda, City of Berkeley, State of California, and is described as follows:

Lots 21 and 22, Block "B", Map No. 2 San Pablo Park, filed December 4, 1906, Map Book 22, Page 8, Alameda County Records.

APN: 053-1628-002-01

3102 California St.

ORDER NO. : 0224049700

EXHIBIT A

The land referred to is situated in the County of Alameda, City of Berkeley, State of California, and is described as follows:

Lot 22 in Block G of Map showing Subdivision of Southwest portion of Block 53, Kellersbergers Map of Peralta Ranch, surveyed for F. D. Harmon, Oakland, September 28, 1876, T. J. Arnold C. E., filed October 5, 1876, Map Book 5, Page 2, Alameda County Records, described as follows:

Beginning at a point of intersection of the Western line of California Street (formerly Calais Street) with the Southern line of Prince Street; thence Westerly along the said line of Prince Street 50 feet; thence at right angles Southerly 135 feet; thence at right angles Easterly 50 feet to the Western line of California Street; thence Northerly along said line of California Street 135 feet to the point of beginning.

APN: 052-1542-001